Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281939

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2024)

AST SPACEMOBILE, INC.

Shares

Class A Common Stock

We are offering            shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus at a price of $          per share.

Our Class A Common Stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASTS.” On February 10, 2026, the last reported sale price on Nasdaq of our Class A Common Stock was $96.27 per share.

Concurrently with this placement, we intend to offer, subject to market and other conditions, convertible senior notes due 2036, which we refer to as the New Convertible Notes (the “Concurrent Offering”), in an aggregate principal amount of $1,000,000,000. We also intend to grant the initial purchasers in the Concurrent Offering an option to purchase, for settlement, from, and including, the date on which the New Convertible Notes are first issued to, and including, February 20, 2026, up to an additional $150,000,000 aggregate principal amount of New Convertible Notes. The Concurrent Offering will be made pursuant to a confidential offering memorandum (and not pursuant to this prospectus supplement or the accompanying prospectus) only to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in transactions that are exempt from the registration and prospectus-delivery requirements of the Securities Act.

Concurrently with this placement, we also intend to offer, subject to market and other conditions,           shares of our Class A common stock in a separate, registered direct offering (the “Additional Registered Direct Offering”). We intend to use the net proceeds from the Additional Registered Direct Offering, together with cash on hand, to repurchase up to $50,000,000 principal amount of our outstanding 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”) in separate, privately negotiated transactions with a limited number of holders of our 4.25% Convertible Notes (the “4.25% Convertible Notes Repurchase”) for cash. The terms of the 4.25% Convertible Notes Repurchase will depend on a variety of factors, including the market price of our Class A common stock and the trading price of the 4.25% Convertible Notes at the time of the 4.25% Convertible Notes Repurchase, and the 4.25% Convertible Notes Repurchase will be subject to closing conditions that may not be satisfied.

The completion of this placement is not contingent on the completion of the Concurrent Offering, the Additional Registered Direct Offering or the 4.25% Convertible Notes Repurchase and none of the completion of the Concurrent Offering, the Additional Registered Direct Offering or the 4.25% Convertible Notes Repurchase is contingent on the completion of this placement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the New Convertible Notes, the shares of Class A Common Stock, if any, issuable upon conversion of the New Convertible Notes or the shares of Class A Common Stock in the Additional Registered Direct Offering.

Investing in our Class A Common Stock involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”), in our Form 10-Q for the quarterly period ended March 31, 2025 (the “Q1 2025 10-Q”), in our Form 10-Q for the quarterly period ended June 30, 2025 (the “Q2 2025 10-Q”) and in our Form 10-Q for the quarterly period ended September 30, 2025 (the “Q3 2025 10-Q”) and other reports incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to invest in our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of our Class A Common Stock, or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Registered direct offering price	$	$
Proceeds, before expenses, to us	$	$

In this placement, UBS Securities LLC will act as our exclusive placement agent (in such capacity, the “placement agent”) and as financial advisor with respect to the shares of our Class A Common Stock offered by this prospectus supplement. The placement agent is not required to sell any minimum number or dollar amount of shares of our Class A Common Stock but will use its reasonable efforts to solicit offers for the purchases of the shares of the Class A Common Stock offered hereby. There is no assurance that any such shares of Class A Common Stock will be sold.

We expect to deliver the shares of our Class A Common Stock to purchasers on or about         , 2026, which will be the           trading day following the initial trade date for the shares of Class A Common Stock offered hereby (this settlement cycle being referred to as “T+       ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+       , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Placement Agent and Financial Advisor

UBS Investment Bank

Financial Advisor

ICR Capital LLC

The date of this prospectus supplement is February        , 2026.

Prospectus Supplement

Prospectus

TRADEMARKS

This document contains references to trademarks and service marks belonging to us or to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus supplement to:

●	“2.00% Convertible Notes” refers to the $1.15 billion aggregate principal amount of 2.00% convertible senior notes due 2036.

●	“2.375% Convertible Notes” refers to the $575 million aggregate principal amount of 2.375% senior convertible notes due 2032.

●	“4.25% Convertible Notes” refers to the $50 million aggregate principal amount of 4.25% senior convertible notes due 2032.

●	“A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“AST LLC” refers to AST & Science, LLC, a Delaware limited liability corporation.

●	“AST LLC Common Unit” means a unit of ownership interest in AST LLC, which entitles the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement.

●	“AT&T” refers to AT&T Venture Investments, Inc., AT&T Services, Inc. and AT&T, Inc.

●	“BB satellites” refers to our BlueBird satellites.

●	“Block 1 BB satellites” refers to our first generation of commercial BB satellites.

●	“Block 2 BB satellites” refers to our next generation of commercial BB satellites.

●	“Board of Directors” refers to our board of directors.

●	“Cellular Broadband” refers to cellular communications at 4G LTE/5G speeds.

●	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of the Company.

●	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of the Company.

●	“Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share, of the Company.

●	“Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

●	“Continuous SpaceMobile Service” with respect to a particular geographical market means close to 100% reliable persistent service across the geographical areas within certain latitudes and a substantially high degree of reliable persistent service across the remaining geographical areas outside the said latitudes.

●	“Existing Convertible Notes” refers to the 4.25% Convertible Notes, the 2.375% Convertible Notes and the 2.00% Convertible Notes.

●	“Google” refers to Google LLC, a Delaware limited liability company.

●	“Ligado” refers collectively to Ligado Networks LLC and certain of its direct and indirect subsidiaries.

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●	“MNOs” refers to Mobile Network Operators.

●	“Penny Warrants” refers to the warrants issued by the Company to Ligado on March 22, 2025 that allow Ligado to purchase 4,714,226 shares of Class A Common Stock at an exercise price per share equal to $0.01 per share. The Penny Warrants issued to Ligado are subject to a 12-month lock-up which may be waived by the Company at any time in its sole discretion.

●	“Private Placement Warrants” refers to the warrants sold by the Company in connection with its initial public offering which were issued pursuant to the Warrant Agreement.

●	“Rakuten Inc.” refers to Rakuten Mobile, Inc., a Japanese corporation.

●	“Redemption Election Committee” refers to the Redemption Election Committee of our Board of Directors that is responsible for determining whether, in connection with the redemption of AST LLC’s Common Units by a holder thereof, we, in our capacity as managing member of AST LLC, should elect to redeem such Common Units for cash or shares of Class A Common Stock.

●	“Sound Point Credit Facility” refers to the non-recourse senior-secured delayed-draw term loan facility in an aggregate principal amount of $550.0 million provided for by the credit agreement entered into on July 15, 2025 by and among AST LLC, Sound Point Agency LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto.

●	“SpaceMobile Service” refers to the mobile broadband network that is expected to provide connectivity to standard, unmodified, off-the-shelf mobile phones or 2G/4G LTE/5G devices from the Company’s satellite network.

●	“Verizon” collectively refers to Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless, and its controlled and/or managed affiliates and Verizon Communications Inc.

●	“Vodafone” refers to Vodafone Ventures Limited, a private limited company incorporated under the laws of England and Wales, and Vodafone Procurement Company S.à r.l.

●	“Warrant Agreement” refers to that certain Warrant Agreement, dated as of September 13, 2019, between Continental Stock Transfer & Trust Company and the Company.

●	“2G” and “5G” each refer to generations of mobile technology.

●	“4G LTE” refers to fourth generation long-term evolution.

Additionally, references in this prospectus supplement to “SpaceMobile,” the “Company,” the “registrant,” “we,” “us” and “our” refer to AST SpaceMobile, Inc. (formerly known as New Providence Acquisition Corp.), and references to our “management” refer to our officers and directors.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this placement of our Class A Common Stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this placement of our Class A Common Stock. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may from time to time offer and sell any securities or combination of the securities described in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information; Incorporation of Documents by Reference.”

We have not, and the placement agent has not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the placement agent take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this placement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this placement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this placement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” “plan,” “predict,” “potential,” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement and the accompanying prospectus may include, for example, statements about:

●	our strategies and future financial performance, including our business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash and capital expenditures;

●	expected functionality of the SpaceMobile Service;

●	the timing of the assembly, integration and testing as well as regulatory approvals for the launch of our Block 2 BB satellites;

●	anticipated timing and level of deployment of satellites and anticipated developments in technology included in our satellites;

●	anticipated demand and acceptance of mobile satellite services;

●	anticipated costs necessary to execute our business plan, many of which are preliminary estimates subject to change based upon a variety of factors, including but not limited to our success in deploying and testing our constellation of satellites;

●	anticipated timing of our needs for capital or expected incurrence of future costs;

●	prospective performance and commercial opportunities and competitors;

●	our ability to continue to raise funds to finance our operating expenses, working capital and capital expenditures;

●	commercial partnership acquisition and retention;

●	the negotiation of definitive agreements with MNOs and governmental entities relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our expansion plans and opportunities, including the size of our addressable market;

●	our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

●	changes in applicable laws or regulations;

●	our ability to invest in growth initiatives and enter into new geographic markets;

●	the possibility we may be adversely affected by other economic, business, and/or competitive factors;

●	the outcome of any legal proceedings that may be instituted against us;

●	our ability to deal appropriately with conflicts of interest in the ordinary course of our business;

●	our ability to consummate the proposed strategic transaction with Ligado, including our ability to realize the anticipated benefits of our proposed transaction with Ligado and to satisfy the conditions to funding under the Sound Point Credit Facility;

●	changes in U.S. trade policy, including changes to existing trade agreements and any resulting changes in international trade relations;
●	our ability to realize the anticipated benefits of our strategic transactions such as acquisitions, investments, partnerships, joint ventures and other growth strategies;

●	our ability to consummate this placement and the Concurrent Offering and the potential effects of the Concurrent Offering on the trading price of our Class A Common Stock;

●	the anticipated use of the net proceeds from this placement and the net proceeds of the Concurrent Offering;

●	our ability to consummate the Additional Registered Direct Offering and the anticipated use of net proceeds from the Additional Registered Direct Offering;
●	our proposed repurchase of our 2.375% Convertible Notes and our 4.25% Convertible Notes and potential effects on the trading price of our Class A Common Stock;

●	the impact of hedging activities by (i) purchasers of the New Convertible Notes in the Concurrent Offering, (ii) holders of Existing Convertible Notes, including holders of 2.375% Convertible Notes participating in the 2.375% Convertible Notes Repurchase (as defined herein) and holders of 4.25% Convertible Notes participating in the 4.25% Convertible Notes Repurchase and (iii) the July 2025 Capped Call Counterparties; and
●	other factors detailed under the section entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

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We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the accompanying base prospectus and the information incorporated by reference into this prospectus supplement and the accompanying base prospectus.

We have based the forward-looking statements contained in this prospectus supplement and the information incorporated by reference into this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. However, the outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BB satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; (vii) risks related to our ability to consummate our proposed transaction with Ligado, including risks related to our ability to realize the anticipated benefits of our proposed transaction with Ligado and to satisfy the conditions to funding under the Sound Point Credit Facility; and (viii) other risks and uncertainties indicated in this prospectus supplement and the company’s filings with the Securities and Exchange Commission (the “SEC”), including those in the Risk Factors section of AST SpaceMobile’s latest Form 10-K and Form 10-Qs.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date on which such statements were made. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our Class A Common Stock as part of this placement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein.

Our Company

We are building the first and only global Cellular Broadband network in space to be accessible directly by everyday smartphones (2G/4G-LTE/5G devices) for commercial use, and other applications for government use utilizing our extensive intellectual property and patent portfolio. The SpaceMobile Service is being designed to provide cost-effective, high-speed Cellular Broadband services to end-users who are out of terrestrial cellular coverage using existing mobile devices. The SpaceMobile Service currently is planned to be provided by a constellation of high-powered, large phased-array satellites in low Earth orbit (“LEO”) using low-band and mid-band spectrum controlled by Mobile Network Operators (“MNOs”).

We intend to work with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. We currently have partnerships with over 50 MNOs with nearly 3 billion subscribers globally. Our vision is that users will not need to subscribe to the SpaceMobile Service directly through us, nor will they need to purchase any new or additional equipment. Instead, users will be able to access the SpaceMobile Service when prompted on their mobile device that they are no longer within range of the land-based facilities of the MNOs or will be able to purchase a plan directly with their existing mobile provider. We intend to seek to use a revenue-sharing business model for the SpaceMobile Service in our agreements with MNOs.

The SpaceMobile Service is expected to be highly attractive to MNOs as it will enable them to improve and differentiate their service offering without significant incremental capital investments. The SpaceMobile Service is expected to enable MNOs to augment and extend their coverage without building towers or other land-based infrastructure, including where it is not cost-justified or is difficult due to geographical challenges. As a result of the incremental coverage created by the planned SpaceMobile Service, we believe that MNOs will have the opportunity to increase subscribers’ average revenue per user.

We also intend to leverage our patented technology, including the large phased array and high power capability of our BlueBird satellites (“BB satellites”), for a variety of applications in the government sector, either directly or through prime contractors.

We plan to achieve noncontinuous SpaceMobile Service in the selected, targeted geographical markets with the launch and operation of a total of 25 BB satellites (five Block 1 BB satellites and 20 Block 2 BB satellites). We believe the operation of a constellation of 25 BB satellites will enable us to potentially generate cash flows from operating activities to further support the buildup of the remaining constellation. We believe we can enable Continuous SpaceMobile Service coverage across key markets such as the United States, Europe, Japan and other strategic markets with the launch and operation of a total of approximately 45 to 60 BB satellites, and achieve Continuous SpaceMobile Service in all targeted geographical markets to meet our long term business goals with the launch and operation of a total of approximately 90 BB satellites. We anticipate launching and deploying additional satellites beyond the initial 90 satellites in order to enhance coverage and system capacity in response to incremental market demand. Continuous coverage is not expected to be available at all times in certain areas due to numerous factors, including number of active satellites in the region, latitude coverage range, and other factors. Our current plan is subject to numerous uncertainties, many of which are beyond our control, including satisfactory and timely completion of assembly and testing of the satellites, regulatory approvals, readiness of launch vehicles, availability of launch windows by the launch providers, logistics, our ability to raise additional capital for manufacturing of satellites and launch payments, proposed orbits and resulting satellite coverage, launch costs, ability to enter into agreements with MNOs and other factors. We may adopt a strategy for commercial launch of the SpaceMobile Service, including the nature and type of services offered and the geographic markets where we may launch such services, that may differ materially from our current plan.

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Recent Developments

Unfolding of Bluebird 6 Satellite

On February 10, 2026, we announced the successful unfolding of our BlueBird 6 satellite. BlueBird 6 features the largest commercial communications array antenna ever deployed in Low Earth Orbit. Spanning approximately 2,400 square feet, the satellite is engineered to support peak data speeds of up to 120 Mbps with plans to deliver up to ten times the bandwidth capacity of the BlueBird 1-5 series. The aperture enables full 4G and 5G cellular broadband services, including voice, data and video to standard, unmodified smartphones.

The performance of BlueBird 6 is driven by several breakthroughs in space-based architecture. The long antenna array allows the satellite to transmit and receive signals from standard handheld devices. Further, the large aperture enables highly precise beamforming, creating narrower, more focused coverage areas. This precision minimizes interference, maximizes network capacity and provides a consistent high-quality user experience for cellular broadband services, including voice, data and video.

Preliminary 2025 Financial Results

Our financial results as of and for the fiscal year ended December 31, 2025 are not yet complete and will not be available until after the completion of this placement. Accordingly, the following financial information is a preliminary estimate for cash and cash equivalents and restricted cash and restricted cash equivalents, total consolidated indebtedness, total senior secured indebtedness, revenues, adjusted operating expenses, gross capitalized property and equipment costs and accumulated depreciation and amortization as of and for the fiscal year ended December 31, 2025. These estimates are subject to revision based upon the completion of our year-end financial closing procedures and other developments that may arise prior to the time our financial results for the year ended December 31, 2025 are finalized. The preliminary results presented herein should not be viewed as a substitute for consolidated financial statements prepared in accordance with U.S. GAAP. Neither the Company’s independent auditors, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to this preliminary financial information. You should not place undue reliance on these preliminary estimates. For additional information, see “Forward-Looking Statements” and “Risk Factors.”

Adjusted operating expenses is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define adjusted operating expenses as total operating expenses including cost of revenues, adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe adjusted operating expenses is a useful measure across time in evaluating our operating performance as we use adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses is a non-GAAP financial measure that has no standardized meaning prescribed by GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and is presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of total operating expenses.

For the fiscal year ended December 31, 2025, our revenues were approximately $63 million to $71 million and our operating expenses were approximately $355 million to $363 million. Adjusting our operating expenses for stock-based compensation expenses and depreciation and amortization expenses of approximately $98 million to $100 million, our adjusted operating expenses were approximately $257 million to $263 million for the fiscal year ended December 31, 2025.

In addition, as of December 31, 2025, total cash, cash equivalents, restricted cash and restricted cash equivalents was approximately $2,780 million. As of December 31, 2025, we had incurred approximately $1.6 billion of gross capitalized property and equipment costs and accumulated depreciation and amortization of approximately $174 million. As of December 31, 2025, our total consolidated indebtedness for borrowed money was approximately $2,264 million, consisting of $50 million principal amount of 4.25% Convertible Notes, $575.0 million principal amount of 2.375% Convertible Notes, $1.15 billion principal amount of 2.00% Convertible Notes (collectively, the “Existing Convertible Notes”), a $420 million cash collateralized term loan at Backstop Co, LLC, a subsidiary of AST LLC, entered into with UBS AG, Stamford Branch as lender on October 31, 2025, and an aggregate of approximately $69 million of senior secured indebtedness at our subsidiaries.

2025 ATM Program

On October 7, 2025, we entered into an Equity Distribution Agreement (the “October 2025 ATM Sales Agreement”) to sell shares of our Class A Common Stock having an aggregate offering price of up to $800.0 million, from time to time, through an “at the market offering” program, under which B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., Roth Capital Partners, LLC, Scotia Capital (USA) Inc., UBS Securities LLC, William Blair & Company, L.L.C. and Yorkville Securities, LLC act as sales agents (the “October 2025 ATM Program”). As of February 10, 2026, we have sold approximately 10.1 million shares of our Class A common stock through our October 2025 ATM Program for aggregate net proceeds of approximately $706.3 million. Approximately $80 million out of a total program size of $800 million remains available for issuance pursuant to the 2025 ATM Program. We have agreed with the initial purchasers in the Concurrent Offering that we will not sell any shares of our Class A Common Stock pursuant to the October 2025 ATM Program until the 15th day after the pricing date of the Concurrent Offering.

S-2

2.00% Convertible Notes

In October 2025, we issued $1.15 billion aggregate principal amount of 2.00% convertible senior notes due 2036 (the “2.00% Convertible Notes”). The 2.00% Convertible Notes are our senior, unsecured obligations and bear interest at a fixed rate of 2.00% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026. The 2.00% Convertible Notes will mature on January 15, 2036, unless earlier repurchased, redeemed, or converted. Prior to the close of business on the business day immediately preceding October 15, 2035, holders of the 2.00% Convertible Notes will have the right to convert their 2.00% Convertible Notes only upon the satisfaction of specified conditions and during certain periods. On or after October 15, 2035 and until the close of business on the second scheduled trading day immediately preceding January 15, 2036, holders of the 2.00% Convertible Notes may convert their 2.00% Convertible Notes at any time regardless of these conditions. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our Class A Common Stock or a combination of cash and shares of our Class A Common Stock, at our election. The initial conversion rate for the 2.00% Convertible Notes is 10.3845 shares of Class A Common Stock per $1,000 principal amount of such notes (equivalent to an initial conversion price of approximately $ 96.30 per share of Class A Common Stock) and is subject to adjustment under certain circumstances.

Repurchases of 4.25% Convertible Notes

In October 2025, we completed the repurchase of $50.0 million principal amount of our outstanding 4.25% Convertible Notes in separate, privately negotiated repurchase transactions with a limited number of holders of our 4.25% Convertible Notes (the “Existing Convertible Note Holders”) for an aggregate repurchase price of approximately $ 161.1 million, which included accrued and unpaid interest on the repurchased 4.25% Convertible Notes (the “Prior Repurchase”). The Prior Repurchase was funded with the net proceeds from a registered direct offering of 2,048,849 shares of our Class A Common Stock at a price of $78.61 per share (the “Prior Equity Offering”), together with cash on hand. Following the consummation of the Prior Repurchase, $50 million of the 4.25% Convertible Notes remained outstanding.

Unwind of January 2025 Capped Calls

In connection with the pricing of the 4.25% Convertible Notes in January 2025, we entered into privately negotiated capped call transactions (the “January 2025 Capped Calls”) with certain financial institutions. On November 4, 2025, we terminated the January 2025 Capped Calls in full for net cash proceeds to us of approximately $74.5 million. No January 2025 Capped Calls were outstanding after the unwind.

Concurrent Offering

Concurrently with this placement, we intend to offer, subject to market and other conditions, convertible senior notes due 2036, which we refer to as the New Convertible Notes (the “Concurrent Offering”), in an aggregate principal amount of $1,000,000,000. We also intend to grant the initial purchasers in the Concurrent Offering an option to purchase, for settlement, from, and including, the date on which the New Convertible Notes are first issued to, and including, February 20, 2026, up to an additional $150,000,000 aggregate principal amount of New Convertible Notes. The Concurrent Offering will be made pursuant to a confidential offering memorandum (and not pursuant to this prospectus supplement or the accompanying prospectus) only to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) in transactions that are exempt from the registration and prospectus-delivery requirements of the Securities Act. The completion of this placement is not contingent upon the completion of the Concurrent Offering and the completion of the Concurrent Offering is not contingent upon the completion of this placement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the New Convertible Notes, or the shares of Class A Common Stock, if any, issuable upon conversion of the New Convertible Notes. See “The Concurrent Offering.”

Additional Registered Direct Offering and 4.25% Convertible Notes Repurchase

Concurrently with this placement, we intend to offer, subject to market and other conditions,           shares of our Class A common stock in a separate, registered direct offering (the “Additional Registered Direct Offering”). We intend to use the net proceeds from the Additional Registered Direct Offering, together with cash on hand, to repurchase up to $50,000,000 principal amount of our outstanding 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”) in separate, privately negotiated transactions with a limited number of holders of our 4.25% Convertible Notes (the “4.25% Convertible Notes Repurchase”) for cash. The terms of the 4.25% Convertible Notes Repurchase will depend on a variety of factors, including the market price of our Class A common stock and the trading price of the 4.25% Convertible Notes at the time of the 4.25% Convertible Notes Repurchase, and the 4.25% Convertible Notes Repurchase will be subject to closing conditions that may not be satisfied. The completion of this placement is not contingent upon the completion of the Additional Registered Direct Offering and the 4.25% Convertible Notes Repurchase or the Concurrent Offering and the completion of the Additional Registered Direct Offering and the 4.25% Convertible Notes Repurchase or the Concurrent Offering is not contingent upon the completion of this placement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the shares of Class A Common Stock offered in the Additional Registered Direct Offering. See “The Offering—Additional Registered Direct Offering and Repurchase of 4.25% Convertible Notes.”

Corporate Information

Our principal executive offices are located at Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, and our telephone number is (432) 276-3966. Our website address is www.ast-science.com. Information contained on, or accessible through, our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. Our Class A Common Stock trades on the Nasdaq Global Select Market under the ticker symbol “ASTS.”

S-3

THE OFFERING

Class A Common Stock Offered by Us	shares of our Class A Common Stock.

Class A Common Stock Outstanding Immediately Following This Placement	shares of our Class A Common Stock.

The number of shares of Class A Common Stock shown to be outstanding after this placement is based on the number of shares of Class A Common Stock outstanding as of September 30, 2025 and excludes the following (amounts shown as of September 30, 2025 unless otherwise indicated):

(i) 78,163,078 shares of Class A Common Stock which may be issued upon the redemption of 78,163,078 AST LLC Common Units (correlating to shares of our Class C Common Stock), which are redeemable into either shares of Class A Common Stock on a one-for-one basis or cash at the option of our Redemption Election Committee;

(ii) 11,227,292 shares of Class A Common Stock which may be issued upon the redemption of 11,227,292 AST LLC Common Units (correlating to shares of our Class B Common Stock), which are redeemable into either shares of Class A Common Stock on a one-for-one basis or cash at the option of our Redemption Election Committee;

(iii) 13,228,806 shares of Class A Common Stock that may be issued pursuant to awards outstanding under the AST SpaceMobile 2019 Incentive Award Plan (the “SpaceMobile 2019 Incentive Award Plan”), the AST SpaceMobile 2020 Incentive Award Plan (the “SpaceMobile 2020 Incentive Award Plan”) and the AST SpaceMobile 2024 Incentive Award Plan (the “SpaceMobile 2024 Incentive Award Plan”);

(iv) 122,000 shares of Class A Common Stock underlying the Company’s outstanding Private Placement Warrants (of which 122,000 Private Placement Warrants were exercised resulting in the issuance of 109,499 shares of Class A Common Stock on a cashless basis after September 30, 2025);

(v) 4,714,226 shares of Class A Common Stock underlying the Company’s outstanding Penny Warrants issued to Ligado in connection with the Ligado Transaction, any portion of the sublease spectrum amounts payable under the sublease with Crown Castle MM Holding LLC that we elect to pay in shares of Class A Common Stock, and any portion of the annual spectrum usage fee that we elect to pay in shares of Class A Common Stock (the total of the Crown Castle annual payment and the annual spectrum usage fee payment payable by us that we have the option to pay in shares of our Class A Common Stock is approximately $96.0 million as of December 31, 2025);

(vi) 2,048,849 shares of Class A Common Stock sold in the Prior Equity Offering;

(vii) additional shares of Class A Common Stock that may be issued at our option as merger consideration pursuant to our acquisition of EllioSat Ltd. in the future in the aggregate amount of up to $38.5 million;

(viii) 10,128,222 shares of Class A Common Stock issued after September 30, 2025 pursuant to the October 2025 ATM Program;

(ix) 7,978,125 shares of Class A Common Stock that may be issued upon conversion of the 2.375% Convertible Notes issued on July 29, 2025 (before giving effect to the 2.375% Convertible Notes Repurchase with the proceeds of this placement as described below) or           shares of Class A Common Stock that may be issued upon conversion of the 2.375% Convertible Notes (after giving effect to such repurchases), in each case, at the initial conversion rate of 13.8750 shares of Class A Common Stock per $1,000 principal amount of 2.375% Convertible Notes;

(x) 1,852,675 shares of Class A Common Stock that may be issued upon conversion of the 4.25% Convertible Notes after giving effect to the Prior Repurchase (before giving effect to the 4.25% Convertible Notes Repurchase) or           shares of Class A Common Stock that may be issued upon conversion of the 4.25% Convertible Notes (after giving effect to the 4.25% Convertible Notes Repurchase), in each case, at the initial conversion rate of 37.0535 shares of Class A Common Stock per $1,000 principal amount of the 4.25% Convertible Notes;

(xi) 11,942,175           shares of Class A Common Stock that may be issued upon conversion of the 2.00% Convertible Notes at the initial conversion rate of 10.3845 shares of Class A Common Stock per $1,000 principal amount of 2.00% Convertible Notes;

and

(xii) up to shares of Class A Common Stock that may be issued upon conversion of the New Convertible Notes to be offered in the Concurrent Offering, including shares of Class A Common Stock that may be issued if the initial purchasers in such offering exercise their option to purchase additional New Convertible Notes in full at the initial conversion rate of           shares of Class A Common Stock per $1,000 principal amount of New Convertible Notes.

Use of Proceeds	We estimate that the net proceeds to us from this placement of our Class A Common Stock will be approximately $ million, after deducting our estimated offering expenses. We intend to use the net proceeds from this placement, together with cash on hand, to repurchase up to $200,000,000 principal amount of our outstanding 2.375% Convertible Notes for cash in separate, privately negotiated transactions with a limited number of holders of our 2.375% Convertible Notes as described below. This prospectus supplement is not an offer to buy, or a solicitation of any offer to sell, any of our Existing Convertible Notes. The 2.375% Convertible Notes Repurchase and this placement are cross-conditional.

S-4

Voting of Common Stock	Under our Second Amended and Restated Certificate of Incorporation, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Abel Avellan owns all 78,163,078 shares of Class C Common Stock outstanding. Prior to the Sunset Date (as defined below), the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount (as defined below) on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share. The “Sunset Date” is defined as the earliest to occur of (i) the retirement or resignation of Abel Avellan from the Company’s board of directors, (ii) the date on which Mr. Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Mr. Avellan beneficially owned as of immediately after the closing of the Business Combination and (iii) Mr. Avellan’s death or permanent incapacitation. The “Class C Share Voting Amount,” as such term is defined in the Company’s Certificate of Incorporation, is a number of votes per share equal to (i) (x) 88.3%, minus (y) the total voting power of the outstanding stock of the Company (other than Class C Common Stock) owned or controlled by Abel Avellan and his permitted transferees, divided by (ii) the number of shares of Class C Common Stock then outstanding.

Concurrent Offering

Concurrently with this placement, we intend to offer, subject to market and other conditions, convertible senior notes due 2036, which we refer to as the New Convertible Notes (the “Concurrent Offering”), in an aggregate principal amount of $1,000,000,000. We also intend to grant the initial purchasers in the Concurrent Offering an option to purchase, for settlement, from, and including, the date on which the New Convertible Notes are first issued to, and including, February 20, 2026, up to an additional $150,000,000 aggregate principal amount of New Convertible Notes. We estimate that the net proceeds to us from the Concurrent Offering will be approximately $          million (or approximately $          million if the initial purchasers of the Concurrent Offering fully exercise their option to purchase additional New Convertible Notes), after deducting the initial purchasers’ discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes, including without limitation, accelerating the deployment of our controlled spectrum bands on a global basis, monetizing the capabilities of our proprietary technology to capture the evolving commercial opportunities related to artificial intelligence, enhancing investment in government space opportunities in the U.S, reducing higher interest debt, and pursuing opportunistic investments to accelerate our SpaceMobile Service and capabilities.

The Concurrent Offering will be made pursuant to a confidential offering memorandum (and not pursuant to this prospectus supplement or the accompanying prospectus) only to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in transactions that are exempt from the registration and prospectus-delivery requirements of the Securities Act. The completion of this placement is not contingent upon the completion of the Concurrent Offering and the completion of the Concurrent Offering is not contingent upon the completion of this placement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the New Convertible Notes, or the shares of Class A Common Stock, if any, issuable upon conversion of the New Convertible Notes. See “The Concurrent Offering.”

S-5

Repurchase of 2.375% Convertible Notes

Concurrently with the pricing of this placement, we expect to enter into one or more separate, privately negotiated transactions with a limited number of holders of our 2.375% Convertible Notes (the “2.375% Convertible Notes Repurchase”) to repurchase up to $200,000,000 principal amount of our 2.375% Convertible Notes for cash. The terms of each 2.375% Convertible Notes Repurchase will depend on a variety of factors, including the market price of the Class A Common Stock and the trading price of the 2.375% Convertible Notes at the time of such transaction, and the 2.375% Convertible Notes Repurchase will be subject to closing conditions that may not be satisfied. No assurance can be given as to how many, if any, of the 2.375% Convertible Notes will be repurchased or the terms on which they will be repurchased. In addition, following the completion of this placement, we may repurchase additional 4.25% Convertible Notes, 2.375% Convertible Notes or 2.00% Convertible Notes in the future. This prospectus supplement is not an offer to buy, or the solicitation of an offer to sell, any of our Existing Convertible Notes. The 2.375% Convertible Notes Repurchase and this placement are cross-conditional.

In connection with any repurchase of our 2.375% Convertible Notes, certain holders of our 2.375% Convertible Notes that participate in any of these repurchases may purchase or sell shares of the Class A Common Stock in the open market or enter into or unwind various derivative transactions with respect to the Class A Common Stock to unwind any hedge positions they may have with respect to our 2.375% Convertible Notes or to hedge or unwind their exposure in connection with these transactions. The amount of the Class A Common Stock to be sold or purchased by such holders or the notional number of shares of the Class A Common Stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of the Class A Common Stock.

In connection with the pricing of the 2.375% Convertible Notes, we entered into privately negotiated capped call transactions (the “July 2025 Capped Calls”) with certain of the initial purchasers of the 2.375% Convertible Notes or their respective affiliates and other financial institutions (the “July 2025 Capped Call Counterparties”) at a cost of approximately $54.0 million. The July 2025 Capped Calls cover, subject to customary adjustments, the number of shares of Class A Common Stock initially underlying the 2.375% Convertible Notes. The July 2025 Capped Calls have an initial strike price of approximately $72.07 per share and an initial cap price of $120.12 per share of Class A Common Stock, which are subject to certain adjustments under the terms of the July 2025 Capped Calls. We do not intend at the time of the 2.375% Convertible Notes Repurchase to terminate or amend the July 2025 Capped Calls.

As such, the July 2025 Capped Calls will remain outstanding at the time of the 2.375% Convertible Notes Repurchase. However, in our discretion, we may in the future undertake to terminate or unwind all or a portion of the July 2025 Capped Calls, whether in proportion to the amount of 2.375% Convertible Notes repurchased by us in the 2.375% Convertible Notes Repurchase, in proportion to the amount of any future repurchases of 2.375% Convertible Notes by us or otherwise. For a discussion of the potential impact of hedging and other activities that may be associated with the July 2025 Capped Calls, see “Risk Factors—Risks Related to the Concurrent Offering and the Existing Convertible Notes—Market activities by investors in the Existing Convertible Notes and the New Convertible Notes and the counterparties in connection with the capped call transactions related to the 2.375% Convertible Notes may affect the value of our Class A Common Stock.”

The activities described above may adversely affect the trading price of the Class A Common Stock. We cannot predict the magnitude of such market activities or the overall effect they will have on the price of the Class A Common Stock.

Additional Registered Direct Offering and Repurchase of 4.25% Convertible Notes

Concurrently with this placement, we intend to offer, subject to market and other conditions,           shares of our Class A common stock in a separate, registered direct offering (the “Additional Registered Direct Offering”). We intend to use the net proceeds from the Additional Registered Direct Offering, together with cash on hand, to repurchase up to $50,000,000 principal amount of our outstanding 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”) in separate, privately negotiated transactions with a limited number of holders of our 4.25% Convertible Notes (the “4.25% Convertible Notes Repurchase”) for cash. The terms of the 4.25% Convertible Notes Repurchase will depend on a variety of factors, including the market price of our Class A common stock and the trading price of the 4.25% Convertible Notes at the time of the 4.25% Convertible Notes Repurchase, and the 4.25% Convertible Notes Repurchase will be subject to closing conditions that may not be satisfied. No assurance can be given as to how many, if any, of the 4.25% Convertible Notes will be repurchased or the terms on which they will be repurchased. In addition, following the completion of the Additional Registered Direct Offering, we may repurchase additional 4.25% Convertible Notes (if any remain outstanding), 2.375% Convertible Notes or 2.00% Convertible Notes in the future. This prospectus supplement is not an offer to buy, or the solicitation of an offer to sell, any of our Existing Convertible Notes. The Additional Registered Direct Offering and the 4.25% Convertible Notes Repurchase are cross-conditional.

In connection with any repurchase of our 4.25% Convertible Notes, certain holders of our 4.25% Convertible Notes that participate in any of these repurchases may purchase or sell shares of the Class A Common Stock in the open market or enter into or unwind various derivative transactions with respect to the Class A Common Stock to unwind any hedge positions they may have with respect to our 4.25% Convertible Notes or to hedge or unwind their exposure in connection with these transactions. The amount of the Class A Common Stock to be sold or purchased by such holders or the notional number of shares of the Class A Common Stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of the Class A Common Stock. For a discussion of the potential impact of hedging and other activities, see “Risk Factors—Risks Related to the Concurrent Offering and the Existing Convertible Notes—Market activities by investors in the Existing Convertible Notes and the New Convertible Notes and the counterparties in connection with the capped call transactions related to the 2.375% Convertible Notes may affect the value of our Class A Common Stock.”

The activities described above may adversely affect the trading price of the Class A Common Stock. We cannot predict the magnitude of such market activities or the overall effect they will have on the price of the Class A Common Stock.

Risk Factors	There are risks associated with participating in this placement. For a discussion of some of the risks you should consider before deciding whether to participate in this placement, you are urged to carefully review and consider the information in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.

Market for Class A Common Stock	Our Class A Common Stock is currently traded on the Nasdaq Global Select Market under the symbol “ASTS.”

S-6

THE CONCURRENT OFFERING

Concurrently with this placement, we intend to offer, subject to market and other conditions, convertible senior notes due 2036, which we refer to as the New Convertible Notes, in an aggregate principal amount of $1,000,000,000. We also intend to grant the initial purchasers in the Concurrent Offering an option to purchase, for settlement, from, and including, the date on which the New Convertible Notes are first issued to, and including, February 20, 2026, up to an additional $150,000,000 aggregate principal amount of New Convertible Notes. The Concurrent Offering will be made pursuant to a confidential offering memorandum (and not pursuant to this prospectus supplement or the accompanying prospectus) only to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) in transactions that are exempt from the registration and prospectus-delivery requirements of the Securities Act. The completion of this placement is not contingent on the completion of the Concurrent Offering and the completion of the Concurrent Offering is not contingent on the completion of this placement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the New Convertible Notes, or the shares of Class A Common Stock, if any, issuable upon conversion of the New Convertible Notes.

We estimate that the net proceeds to us from the Concurrent Offering will be approximately $          million (or approximately $          million if the initial purchasers of the Concurrent Offering fully exercise their option to purchase additional New Convertible Notes), after deducting the initial purchasers’ discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including without limitation, accelerating the deployment of our controlled spectrum bands on a global basis, monetizing the capabilities of our proprietary technology to capture the evolving commercial opportunities related to artificial intelligence, enhancing investment in government space opportunities in the U.S, reducing higher interest debt, and pursuing opportunistic investments to accelerate our SpaceMobile Service and capabilities.

The New Convertible Notes will be senior, unsecured obligations of the Company. The New Convertible Notes will accrue interest at an annual rate of %         , payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026. The New Convertible Notes will mature on April 15, 2036, unless earlier converted or repurchased.

Prior to the close of business on the business day immediately preceding January 15, 2036, noteholders will have the right to convert their New Convertible Notes only upon the satisfaction of specified conditions and during certain periods. On or after January 15, 2036 and until the close of business on the second scheduled trading day immediately preceding April 15, 2036, noteholders may convert their New Convertible Notes at any time regardless of these conditions. The initial conversion rate will be           shares of Class A Common Stock per $1,000 principal amount of New Convertible Notes (equivalent to an initial conversion price of approximately $          per share of Class A Common Stock, which represents a premium of approximately %          over the last reported sale price of $          per share of Class A Common Stock on the Nasdaq Global Select Market on          , 2026, subject to adjustment in certain circumstances). The Company will settle conversions of any New Convertible Notes by paying or delivering, as the case may be, cash, shares of Class A Common Stock, or a combination thereof, at the Company’s election.

The Company may not redeem the New Convertible Notes prior to the maturity date, and no sinking fund is provided for the New Convertible Notes.

Subject to certain conditions and limited exceptions, noteholders will have the right to require the Company to repurchase for cash all or a portion of their New Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the New Convertible Notes) at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date. In addition, following certain corporate events that occur prior to April 15, 2036, the Company will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its New Convertible Notes in connection with such corporate events.

S-7

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. Before purchasing any shares of our Class A Common Stock, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in our 2024 10-K, Q1 2025 10-Q, Q2 2025 10-Q or Q3 2025 10-Q or any subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Class A Common Stock could decline, and you may lose some or all of your investment.

Risks Related to Our Business and Industry

We may not be able to raise additional funds for continued operations, to initiate our SpaceMobile Service and for the Ligado Transaction when we need them on favorable terms or at all.

We will need to raise significant additional capital for operating and capital expenditures to design, assemble and launch additional BB satellites beyond the currently funded constellation size and in order to enhance coverage and system capacity in response to incremental market demand.

We currently estimate the average capital costs, consisting of direct materials and launch costs, for a constellation of over 90 Block 2 BB satellites to be approximately $21.0 million to $23.0 million per satellite, with initial launches higher than that range and trending down over time as we optimize payloads and launch terms and evaluate a multitude of launch opportunities on an ongoing basis. These estimates exclude cost of certain initial satellites used to validate satellite performance and operations. We have entered into launch agreements with multiple launch service providers that will enable us to continue our planned launch campaign to launch over 60 Block 2 BB satellites. We have commenced our launch campaign with the launch of BB6 on December 23, 2025 and plan to launch approximately 45 to 60 Block 2 BB satellites by the end of 2026. While launch agreements for our satellites are critical in facilitating our ability to provide the SpaceMobile Service, these agreements and future agreements, once executed, increase our financial risks significantly.

We intend to seek to raise additional capital to fund the design, assembly and launch of our constellation and operation of the commercial services through the issuance of equity, equity-linked or debt securities (secured or unsecured), secured or unsecured loans or other debt facilities, and credit from government or financial institutions or commercial partners, including through our at-the-market programs. Our ability to access the capital markets during this period may require us to modify our current expectations.

In March 2025, our subsidiaries AST & Science, LLC (“AST LLC”) and Spectrum USA I, LLC (“SpectrumCo”) entered into agreements with Ligado Networks LLC under which we will receive long-term access to up to 45 MHz of lower mid-band spectrum in the United States for direct-to-device satellite applications (the “Ligado Transaction”). The agreements were entered into as part of the restructuring of Ligado LLC, which together with certain of its direct and indirect subsidiaries (together with Ligado Networks LLC, “Ligado”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court on January 5, 2025. The Bankruptcy Court approved the Ligado Transaction on June 23, 2025 and confirmed Ligado’s Chapter 11 plan on or about September 29, 2025.

Pursuant to the Ligado Transaction, we have agreed to pay Ligado additional consideration totaling $550.0 million in cash and, provided that Ligado’s Chapter 11 bankruptcy plan has been confirmed and the financial sponsors of Ligado provide a backstop to Ligado that is acceptable to the Company in support of a full refund of payments by Ligado in the event applicable regulatory approvals are not obtained and the closing does not occur (the “Backstop Commitment”), of such amount $535.0 million will be paid to Ligado for the benefit of Inmarsat as follows: $420.0 million on October 31, 2025, $100.0 million on March 31, 2026 and $15.0 million upon receipt of specified regulatory approvals and the closing of the Ligado Transaction. The remaining $15.0 million will be paid directly to Ligado upon closing of the Ligado Transaction. We have made the first $420.0 million payment to Ligado for the benefit of Inmarsat, which was required to be made by October 31, 2025. The Backstop Commitment has been memorialized in an amendment to Ligado’s debtor in possession financing arrangements and has been approved by the Bankruptcy Court. The funds under the $520 million Backstop Commitment will be available to be drawn by Ligado in the event the applicable regulatory approvals are not obtained in accordance with the definitive documents between us and Ligado, and is subject to the satisfaction of certain other limited conditions customary for funds certain financings. The proceeds of the Backstop Commitment can only be used to refund us for the amounts that we paid to Ligado for the benefit of Inmarsat prior to receipt of the applicable regulatory approvals.

S-8

In connection with the Ligado Transaction, BackstopCo, LLC, a subsidiary of AST LLC, entered into a loan agreement with UBS AG, Stamford Branch, as lender (the “UBS Loan Agreement”) on October 31, 2025, which provides for a cash collateralized term loan facility in an aggregate principal amount of $420.0 million, to finance the first $420.0 million payment to Ligado for the benefit of Inmarsat. Additionally, in connection with the Ligado Transaction, SpectrumCo entered into the $550 million Sound Point Credit Facility. The availability of the delayed-draw term loan under the Sound Point Credit Facility to SpectrumCo is subject to satisfaction of certain conditions, including, among others, receipt of regulatory approvals and the closing of the Ligado Transaction.

There can be no assurance that additional funds will be available to us on favorable terms or at all, including in connection with the Ligado Transaction. If we cannot raise additional funds when needed in the future, our financial condition, results of operations, business and prospects will be materially and adversely affected, including as a result of the need to cancel launch agreements and related incurrence of significant termination fees to cancel those launch agreements.

The proposed transaction with Ligado may not be consummated, and may be impacted by ongoing litigation.

On January 5, 2025, our subsidiary, AST LLC, entered into a binding agreement with Ligado with respect to the Ligado Transaction, under which we will receive long-term access to up to 45 MHz of lower mid-band spectrum in the United States and Canada for direct-to-device satellite operations and access to capacity on Ligado’s satellites.

Notwithstanding execution of the binding agreement and the approval of the Delaware bankruptcy court, there can be no assurance that the Ligado Transaction will be consummated. The Ligado Transaction is subject to a number of conditions, including satisfaction of the closing conditions contained in the definitive documentation and the receipt of satisfactory regulatory approvals required for the proposed use of the spectrum.

Our ability to obtain regulatory approval for the Ligado Transaction may also be impacted by pending litigation with Inmarsat Global Limited (“Inmarsat”). In June 2025 we entered into a settlement agreement with Ligado and Inmarsat (the “Mediated Agreement”), which was subsequently approved by the Delaware bankruptcy court and is binding on the parties to the Mediated Agreement. The Mediated Agreement provides, among other things, that Inmarsat will provide certain regulatory support for the Ligado Transaction. However, rather than perform its regulatory support obligations, Inmarsat filed an action in New York State Supreme Court (such action the “New York State Action”) in December 2025. In January 2026, we and Ligado filed motions before the Delaware bankruptcy court seeking to compel Inmarsat to perform its regulatory support obligations in accordance with the Mediated Agreement. In January 2026, the Delaware bankruptcy court granted our motion and Ligado’s motion and ordered Inmarsat to dismiss the New York State Action and to comply with its obligations under the Mediated Agreement, including by providing regulatory support before the Federal Communications Communication. Inmarsat has appealed the matter to the United States District Court for the District of Delaware. If the Delaware bankruptcy court’s ruling requiring Inmarsat to provide regulatory support is overturned on appeal, this could materially impair our ability to obtain regulatory approval for the Ligado Transaction.

We also have the right to terminate the Ligado Transaction if the resolution of certain Ligado litigation materially adversely impacts our use of Ligado’s L-band spectrum. Any failure to consummate the Ligado Transaction would have a material adverse effect on our business, financial condition and results of operations.

Acquisitions, investments, partnerships, joint ventures and other strategic transactions involve a number of inherent risks, any of which could result in the benefits anticipated not being realized.

We regularly evaluate and consider strategic transactions such as acquisitions, investments, partnerships, joint ventures and other growth strategies, some of which could be material to our business. However, there is no assurance that we will be able to consummate any such transactions, that any of these strategic transactions will be able to achieve results that meet our expectations or that business judgments concerning the value, strengths and weaknesses of businesses and assets acquired will prove to be correct. Also, we cannot be certain that we will be able to successfully identify suitable acquisition candidates, investments, or joint venture partners, negotiate acquisitions of identified candidates, investments, partnerships, strategic transactions or joint ventures on terms acceptable to us, obtain any regulatory approvals or consents necessary to consummate any such acquisitions, investments, partnerships, joint ventures or strategic transactions, or integrate acquisitions that we complete.

S-9

Our ability to deliver the expected benefits from any acquisitions, investments, joint ventures or other strategic transactions that we complete is subject to numerous uncertainties and risks, including our ability to integrate personnel, financial, supply chain, IT and other systems successfully; disruption of our business and distraction of management and other critical personnel; the need to hire additional management and other critical personnel; and increasing the scope and complexity of our operations. If an acquired business fails to operate as anticipated or cannot be successfully integrated with our existing business, or if an investment or joint venture fails to succeed as anticipated or any potential partner fails to perform as anticipated, it could have a material adverse effect on our business or financial condition. Moreover, the integration of businesses, investments, partnerships and joint venture arrangements may create complexity in our financial systems and internal controls and make them more difficult to manage. Such integration into our internal control system could cause us to fail to meet our financial reporting obligations. We will continue to analyze and evaluate the acquisition of strategic businesses, investments, partnerships, joint ventures and other strategic transactions with the potential to strengthen our position or enhance our business.

In connection with any strategic transaction or acquisition, we may acquire or inherit liabilities or defects such as legal claims, including those not identified during due diligence, such as third-party liability and other tort claims; claims for breach of contract; employment-related claims; environmental, health and safety liabilities, conditions or damage; permitting, regulatory or other compliance with law issues; liability for hazardous materials; or trade liabilities. If we acquire any of these liabilities, and they are not adequately covered by insurance or an enforceable indemnity or similar agreement from a creditworthy counterparty or are otherwise mitigated, we may be responsible for significant out-of-pocket expenditures.

Any future strategic transaction or acquisition may be financed by, among other alternatives, incurring additional indebtedness, issuing debt securities in the public or private capital markets, or issuing additional equity securities or convertible debt securities. Incurring additional debt would increase our leverage and potentially subject us to restrictive covenants contained in the instruments governing the debt, while issuing additional equity could result in dilution to our existing shareholders. Incurring debt or issuing equity would also impact our ability to access capital in the future. There is also no assurance that we would be able to raise the capital necessary to consummate any strategic transaction or acquisition.

We face competition from existing and potential competitors in the telecommunications industry, including terrestrial and satellite-based network systems.

The mobile satellite services industry at-large is highly competitive, and we face substantial general competition from other service providers that offer a range of mobile and fixed communications options. There are also a number of competitors working to develop innovative solutions to compete in this industry.

We face competition from existing and new companies including SpaceX’s Starlink, which is developing satellite communications technology using LEO constellations to provide competitive services in the direct-to-device segment of the mobile satellite services industry. In addition, we face competition from existing service providers such as Inmarsat, Globalstar, ORBCOMM, Thuraya Telecommunications Co. and Iridium Communications that offer a range of mobile and fixed communications options.

We also will compete with regional mobile satellite communications services in several geographic markets. In these cases, the majority of our competitors’ customers require regional, not global, mobile voice and data services so competitors may present a viable alternative to the SpaceMobile Service. These regional competitors operate or plan to operate geostationary satellites. In some markets, we compete directly or indirectly with very small aperture terminal operators that offer communications services through private networks using very small aperture terminals or hybrid systems to target business users. We also compete indirectly with terrestrial wireline and wireless communications networks and to the extent that terrestrial communications companies invest in underdeveloped areas, we may face increased competition in those areas. Furthermore, some foreign competitors may benefit from government subsidies, or other protective measures, afforded by their home countries.

Some of these competitors, as well as other existing companies that may seek to enter the markets we serve, may have larger amounts of capital and other resources including launch capacity, have access to financing and capital resources on more advantageous terms, and provide more efficient products or services than we will be able to provide, any of which could reduce our market share and adversely affect our revenues and business.

We may not be able to launch our satellites, or operate our satellites after launch, successfully.

We rely on third parties to launch our satellites. If we fail to find third parties to launch our satellites or if the third parties fail to perform or delay their performance, the SpaceMobile Service may not be made operational in the anticipated timeframe or at all. There are a limited number of third parties with the capabilities to launch our satellites, some of which have launched services that could compete with the SpaceMobile Service and some of which only have a limited track record of being capable of launching our satellites. We do not presently have long-term contracts with third parties to launch all of the satellites which we intend to launch.

Also, we may not be able to operate our satellites successfully due to mechanical deployment failures after launch or problems occurring during the deployment once in space. In addition, we may not achieve the desired altitudes to operate our satellites which could result in a failure of our satellites to operate as planned.

S-10

Our SpaceMobile Service is in development and may not be completed on time or at all and the costs associated with it may be greater than expected.

Costs of the design, assembly, integration, testing and launch of satellites and related components and ground infrastructure, as well as operating costs, are substantial. There can be no assurance that we will complete the SpaceMobile Service and related infrastructure, products and services on a timely basis, on budget or at all. Design, assembly and launch of satellite systems are highly complex and historically have been subject to frequent delays and cost over-runs. For example, the BW3 launch was delayed, the BW3 development costs exceeded initial estimates, BW3 testing took longer than expected, and the launch of Block 1 BB satellites and the first Block 2 BB satellite (“FM 1” or “BlueBird 6” or “BB 6”) were delayed. Development of the SpaceMobile Service, which is utilizing new technology, may continue to suffer from delays, interruptions or increased costs due to many factors, some of which may be beyond our control, including:

● the failure of the SpaceMobile Service to work as expected as a result of technological or manufacturing and assembling difficulties, design issues or other unforeseen matters;

● lower than anticipated demand and acceptance for the SpaceMobile Service and mobile satellite services in general;

● our inability to obtain capital in the public and private markets to finance the SpaceMobile Service and related infrastructure, products and services beyond the currently funded constellation size on acceptable terms or at all;

● engineering and/or manufacturing performance failing or falling below expected levels of output or efficiency;

● denial or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

● the breakdown or failure of equipment or systems;

● the inability to reach commercially viable agreements with launch providers that can accommodate the technical specifications of our satellites, proposed orbits and resulting satellite coverage, and proposed launch timing;

● launch costs which may exceed our estimates;

● delay or non-performance by third-party contractors or suppliers;

● the inability to develop or license necessary technology on commercially reasonable terms or at all;

● launch delays or failures or deployment failures or in-orbit satellite failures, including collisions and destruction of one or more satellites once launched;

● the inability to reach commercially viable cooperative agreements to license spectrum with one or more MNOs;

● the inability to negotiate commercially viable agreements with mobile network operators relating to the SpaceMobile Service that would supersede memoranda of understanding;

● labor disputes or disruptions in labor productivity or the unavailability of skilled labor;

● increases in the costs of materials or services, including due to tariffs and inflation;

● changes in project scope;

● increased competition including competitors that may have more resources than we do;

● additional requirements imposed by changes in laws or regulations;

● geopolitical events, such as the outbreak of war or hostilities, as well as related sanctions and other trade restrictions;

● pandemics, epidemics or other global public health events; or

● severe weather or catastrophic events such as fires, earthquakes, storms (including space storms and adverse weather in space) or explosions.

If any of the above events occur, it could have a material adverse effect on our ability to continue to develop the SpaceMobile Service and related infrastructure, products and services, which would materially adversely affect our business, financial condition and results of operations.

S-11

Our services are highly regulated.

Before we begin providing full commercial service in the United States, we will need a grant of the remaining aspects of our Modification Application. We expect that, if approved, the FCC will apply routine conditions that will govern our operations. However, we cannot be sure that additional regulatory approvals will be forthcoming or, if received, that they will be issued in a timely manner and on terms and conditions that will allow us to meet our business plan. We are also required to meet certain launch and operational milestones for our satellite constellation. If we do not meet those milestones, we risk losing access to some of our spectrum. To commence commercial service outside the United States, we will need to obtain additional approvals from the relevant non-U.S. regulatory authorities. If we are unable to obtain such regulatory approvals, we would not be able to operate in those jurisdictions. Additionally, government regulators, including the FCC, may adopt expansive views of the scope of their regulatory authority and impose additional regulatory requirements on us. Government regulators may also decide to reallocate spectrum for other uses, making our access to the spectrum more difficult.

We will rely on MNOs and require regulatory approvals to access the spectrum we need to provide SCS service.

Our NGSO satellite constellation is designed to deliver service over spectrum allocated for satellite use and spectrum allocated for terrestrial use. The FCC and regulators in each country where we plan to offer service will need to approve our use of the spectrum. Obtaining such approval may involve asking for waivers of certain regulatory rules or requirements or spectrum allocations. For spectrum allocated for terrestrial use, we will also need to reach commercial agreements with mobile network operators (“MNOs”) under which they will agree to provide us with access to their spectrum on suitable terms and conditions. In addition, although we have entered into agreements with MNOs including, but not limited to, AT&T, Verizon, Vodafone, and STC to provide SCS service, we cannot be sure that further commercial agreements with MNOs can be reached or that the terms of such agreements will allow us to provide service for a sufficient period of time or on terms and conditions that will allow us to meet our business plan.

Our ability to provide service to our customers and generate revenues could be harmed by adverse governmental regulatory actions.

Our business is subject to extensive government regulation. Our ability to secure all requisite governmental approvals is not assured, and the process of obtaining governmental authorizations and permits can be very time-consuming and time-sensitive, and require compliance with a wide array of administrative and procedural rules. A failure by us to obtain required approvals could compromise our ability to generate revenue or conduct our business in one or more countries. Our requests for regulatory approvals may be subject to challenges by adverse parties and these challenges could delay or prevent favorable action. Furthermore, regulatory approvals can be issued subject to conditions that have an adverse effect on our ability to implement our business plan.

The government approvals required for us to operate the SpaceMobile Service need to be periodically renewed and renewal is not guaranteed. The approvals also are subject to revocation, and we may be subject to fines, forfeitures, penalties or other sanctions if any issuing authority were to find that we are not in compliance with the applicable rules, regulations or policies. The regulatory obligations we must meet are complex, vary greatly from country to country, and are subject to interpretation. We cannot give any assurance that the governments will agree with or accept our compliance efforts.

In addition, over the last several years, the U.S. government has shut down at times, including the extended government shutdown that began on October 1, 2025 and ended on November 13, 2025. If a prolonged government shutdown occurs in the future, including as a result of reaching the debt ceiling, it could significantly impact the ability of federal agencies to perform normal business functions on which the operation of our business may rely, including the ability of the FCC, the U.S. Department of Commerce and others to timely review and process our regulatory submissions, any of which could have a material adverse effect on our business.

The regulations we must adhere to are subject to change by the issuing governmental authorities and there is no guarantee that changes will not be made that are adverse to our business. Regulatory changes, such as those resulting from judicial decisions or the adoption of treaties, legislation or regulations in countries where we operate or intend to operate could also significantly affect our business.

Our multi-class structure may adversely affect the stock price of our Class A Common Stock.

Our multi-class structure will likely result in a lower or more volatile market price of Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have in the past announced restrictions on including companies with multi-class share structures in certain of their indices. For example, from July 2017 to April 2023, S&P Dow Jones excluded newly public companies utilizing dual or multi-class capital structures from the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Indices have discretion to reassess and implement such policies with respect to multi-class differing voting right structures. Under any such policies, our multi-class structure could make us ineligible for inclusion in any of these indices. In addition, several stockholder advisory firms have announced their opposition to the use of multi-class structures. As a result, the multi-class structure of our capital stock may prevent the inclusion of our Class A Common Stock in these indices and may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Common Stock. Any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the trading price of our Class A Common Stock. As a result, the market price of shares of our Class A Common Stock could be adversely affected.

S-12

Risks Related to this Placement

You may experience future dilution as a result of future equity issuances, and in light of our intense current and future capital needs, such dilution may be substantial.

In order to execute our business plans, we will need a significant amount of capital. We will incur significant expenses and capital expenditures in the near term and in the future to further our business plan and develop the SpaceMobile Service, including expenses to:

●	design, develop, assemble, integrate, test and launch our Block 2 BB Satellites;

●	design and develop the components of the SpaceMobile Service;

●	conduct research and development;

●	purchase satellite materials and components;

●	launch and test our systems;

●	expand our assembly, integration and testing facilities and production capabilities; and

●	support satellite and network operations.

Because we will incur much of the costs and expenses from these efforts before we receive any revenues with respect to the SpaceMobile Service, our losses in future periods will be significant. Also, we have in the past and may in the future find that these efforts are more expensive than we currently anticipate, as our business plan is not solely dependent upon our ability to successfully launch satellites and build the SpaceMobile Service, and is also dependent on our ability to control costs. Design, manufacture and launch of satellite systems are highly complex and historically have been subject to frequent delays and cost over-runs. Given the novelty of our business, there is no guarantee that our capital needs will not increase, and such increases may be substantial.

We expect to raise additional funds through the issuance of equity, equity-linked or debt securities (secured or unsecured), secured or unsecured loans and other debt facilities or through obtaining credit from government or financial institutions or commercial partners, although our ability to access the capital markets may require us to modify our current expectations. From time to time, we engage in discussions with various financing sources to enhance liquidity. Concurrently with this placement, we intend to offer, subject to market and other conditions, New Convertible Notes in the Concurrent Offering, in an aggregate principal amount of $1,000,000,000. We also intend to grant the initial purchasers in the Concurrent Offering an option to purchase, for settlement, from, and including, the date on which the New Convertible Notes are first issued to, and including, February 20, 2026, up to an additional $150,000,000 aggregate principal amount of New Convertible Notes. At the same time, we also intend to conduct the Additional Registered Direct Offering, pursuant to which we may sell                shares of our Class A Common Stock. In addition, if the holders of our outstanding warrants or options exercise such securities, you may incur further dilution.

We may in the future offer additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share paid by investors in this placement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this placement, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock, or the conversion or exchange price of securities convertible or exchangeable into Class A Common Stock, in future transactions may be higher or lower than the price per share paid by any investors in this placement. We may also issue equity to companies that we partner with in certain circumstances. To the extent that we raise additional funds through the sale of equity or convertible or exchangeable debt securities, the issuance of any shares of our Class A Common Stock upon conversion or exchange of such securities will result in dilution to our stockholders. Given the substantial capital needs of our business and business plans, any such dilution may be substantial.

S-13

Future issuances of our Class A Common Stock or equity-linked securities in the public market could lower the market price for our Class A Common Stock.

In the future, we may issue and sell additional shares of our Class A Common Stock or equity-linked securities such as the New Convertible Notes to raise capital. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Class A Common Stock. The issuance and sale of substantial amounts of our Class A Common Stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the New Convertible Notes and the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. Concurrently with this placement, we intend to offer, subject to market and other conditions,               shares of our Class A Common Stock in the Additional Registered Direct Offering.

In addition, as of September 30, 2025, up to 4,990,984 shares of Class A Common Stock may be issued pursuant to awards outstanding under the SpaceMobile 2019 Incentive Award Plan, 3,970,519 shares of Class A Common Stock may be issued pursuant to awards outstanding under the SpaceMobile 2020 Incentive Award Plan, and 4,267,303 shares of Class A Common Stock may be issued pursuant to awards outstanding under the SpaceMobile 2024 Incentive Award Plan subject, in each case, to the provisions of various vesting schedules, exercise limitations, and Rule 144 and Rule 701 under the Securities Act. We have registered all of the shares of Class A Common Stock issuable upon exercise of outstanding options and all of the shares of Class A Common Stock issuable upon vesting and settlement of restricted stock units, as well as other equity incentive awards we may grant in the future, for public resale under the Securities Act. These issuances are all in addition to any Class A Common Stock issuable upon redemption of AST LLC Common Units together with the associated shares of our Class B or Class C Common Stock, as applicable. As of September 30, 2025, we had 11.2 million shares of our Class B Common Stock and 78.2 million shares of our Class C Common Stock outstanding. Further, as of September 30, 2025, there were 122,000 outstanding private warrants to purchase 122,000 shares of our Class A Common Stock at an exercise price of $11.50 per share, (of which 122,000 private warrants were exercised resulting in the issuance of 109,499 shares of Class A Common Stock on a cashless basis after September 30, 2025) and 4,714,226 outstanding Penny Warrants to purchase 4,714,226 shares of our Class A Common Stock at an exercise price of $0.01 per share, which may be exercised at any time after March 22, 2026 (unless waived by us in our sole discretion). We may elect to issue additional shares of our Class A Common Stock to Ligado as part of the consideration for AST LLC’s use of spectrum leased from Crown Castle MM Holding LLC, and we may elect to pay a portion of the annual spectrum usage fee in shares of Class A Common Stock. The total of the Crown Castle annual payment and the annual spectrum usage fee payment payable by us that we have the option to pay in cash or in shares of our Class A Common Stock is approximately $96.0 million as of December 31, 2025. We may also elect to issue additional shares of Class A Common Stock as merger consideration pursuant to our acquisition of EllioSat Ltd. in the aggregate amount of up to $38.5 million. In addition, 7,978,125 shares of Class A Common Stock are issuable upon conversion of our 2.375% Convertible Notes at the initial conversion rate of 13.8750 shares of Class A Common Stock per $1,000 principal amount of 2.375% Convertible Notes (prior to giving effect to the 2.375% Convertible Notes Repurchase), 1,852,675 shares of our Class A Common Stock are issuable upon conversion of our 4.25% Convertible Notes at the initial conversion rate of 37.0535 shares of Class A Common Stock per $1,000 principal amount of 4.25% Convertible Notes (prior to giving effect to the 4.25% Convertible Notes Repurchase) and 11,942,175 shares of our Class A Common Stock are issuable upon conversion of our 2.00% Convertible Notes at the initial conversion rate of 10.3845 shares of Class A Common Stock per $1,000 principal amount of 2.00% Convertible Notes. We also intend to reserve           shares of Class A Common Stock for issuance upon the conversion of the New Convertible Notes to be issued in the Concurrent Offering. If these additional shares of Class A Common Stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of the New Convertible Notes, the Existing Convertible Notes and of our Class A Common Stock could decline.

Further, certain holders of our outstanding Class A Common Stock or owners of our Class B Common Stock or Class C Common Stock, including our founders, certain principal investors and entities affiliated with our founders and such principal investors and certain of our directors, have rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

Repurchases of our 2.375% Convertible Notes and our 4.25% Convertible Notes and any significant future repurchases of our Existing Convertible Notes may affect the value of our Class A Common Stock.

We intend to use the net proceeds from this placement, together with cash on hand, to repurchase up to $200,000,000 principal amount of our 2.375% Convertible Notes. We also intend to use the proceeds from the Additional Registered Direct Offering to purchase up to $50,000,000 principal amount of our 4.25% Convertible Notes. In addition, we may in the future repurchase additional Existing Convertible Notes. Certain holders of our Existing Convertible Notes that participate in any of these repurchases may purchase or sell shares of our Class A Common Stock in the open market or enter into or unwind various derivative transactions with respect to our Class A Common Stock to unwind any hedge positions they may have with respect to our Existing Convertible Notes or to hedge or unwind their exposure in connection with these transactions. The amount of our Class A Common Stock to be sold or purchased by such holders or the notional number of shares of our Class A Common Stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of our Class A Common Stock. These activities may adversely affect the trading price of our Class A Common Stock. We cannot predict the magnitude of such market activities or the overall effect they will have on the price of our Class A Common Stock.

In addition, we may terminate or unwind all or a portion of the July 2025 Capped Calls, whether in connection with the 2.375% Convertible Notes Repurchase, any future repurchases of the 2.375% Convertible Notes or otherwise. We do not intend at the time of the 2.375% Convertible Notes Repurchase to terminate or amend the July 2025 Capped Calls. As such, the July 2025 Capped Calls will remain outstanding at the time of the 2.375% Convertible Notes Repurchase. However, in our discretion, we may in the future undertake to terminate or unwind all or a portion of the July 2025 Capped Calls, whether in proportion to the amount of 2.375% Convertible Notes repurchased by us in the 2.375% Convertible Notes Repurchase, in proportion to the amount of any future repurchases of 2.375% Convertible Notes by us or otherwise. For a discussion of the potential impact of hedging and other activities that may be associated with the Existing Capped Calls, see “Risk Factors—Risks Related to the Concurrent Offering and the Existing Convertible Notes—Market activities by investors in the Existing Convertible Notes and the New Convertible Notes and the counterparties in connection with the capped call transactions related to the 2.375% Convertible Notes may affect the value of our Class A Common Stock.”

S-14

Risks Related to the Concurrent Offering and the Existing Convertible Notes

Conversions of the New Convertible Notes or of the Existing Convertible Notes will dilute the ownership interest of our stockholders or may otherwise depress the price of our Class A Common Stock.

The conversion of some or all of the New Convertible Notes and the Existing Convertible Notes may dilute the ownership interests of our stockholders. Upon conversion of the New Convertible Notes or the Existing Convertible Notes, as applicable, we have the option to pay or deliver, as the case may be, cash, shares of our Class A Common Stock, or a combination of cash and shares of our Class A Common Stock. If we elect to settle our conversion obligation in shares of our Class A Common Stock or a combination of cash and shares of our Class A Common Stock, any sales in the public market of our Class A Common Stock issuable upon such conversion could adversely affect prevailing market prices of our Class A Common Stock.

The conditional conversion feature of the New Convertible Notes or the Existing Convertible Notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the New Convertible Notes is triggered, holders of New Convertible Notes will be entitled to convert their New Convertible Notes at any time during specified periods at their option. If one or more holders elect to convert their New Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our Class A Common Stock (other than paying cash in lieu of delivering any fractional shares), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their New Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the New Convertible Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Our Existing Convertible Notes have a substantially similar conditional conversion feature, which could exacerbate the risks described above.

We may not have the ability to raise the funds necessary to settle conversions of the New Convertible Notes or the Existing Convertible Notes in cash or to repurchase such notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the New Convertible Notes or the Existing Convertible Notes.

Holders of the New Convertible Notes will have the right, subject to certain conditions and limited exceptions, to require us to repurchase all or a portion of their New Convertible Notes upon the occurrence of a “fundamental change” (which will be defined in the indenture governing the New Convertible Notes) at a fundamental change repurchase price equal to 100% of the principal amount of the New Convertible Notes to be repurchased, plus accrued and unpaid interest, if any. In addition, upon conversion of the New Convertible Notes, unless we elect to deliver solely shares of our Class A Common Stock to settle such conversion (other than paying cash in lieu of delivering any fractional shares), we will be required to make cash payments in respect of the New Convertible Notes being converted. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of New Convertible Notes surrendered therefor, or pay cash with respect to New Convertible Notes being converted. Our Existing Convertible Notes contain substantially identical repurchase and conversion provisions. In addition, our ability to repurchase the New Convertible Notes or the Existing Convertible Notes and to pay cash upon conversions of the New Convertible Notes or the Existing Convertible Notes, as applicable, may be limited by law, by regulatory authority or by agreements governing our future indebtedness.

S-15

Our failure to repurchase New Convertible Notes or Existing Convertible Notes at a time when the repurchase is required by the applicable indenture governing such notes or to pay any cash payable on future conversions of the New Convertible Notes or the Existing Convertible Notes as required by the applicable indenture governing such notes would constitute a default under the indenture governing the applicable series of notes. A default under the applicable indenture governing the New Convertible Notes or the Existing Convertible Notes or the occurrence of a fundamental change itself under the applicable indenture could also lead to a default under agreements governing our existing and future indebtedness and could trigger cross-defaults and cross-acceleration with other debt. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the New Convertible Notes or the Existing Convertible Notes or to make cash payments upon conversions thereof.

The accounting method for the New Convertible Notes and the Existing Convertible Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the New Convertible Notes on our consolidated balance sheet, accruing interest expense for the New Convertible Notes and reflecting the underlying shares of our Class A Common Stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In August 2020, the Financial Accounting Standards Board published Accounting Standards Update (“ASU”) 2020-06 (“ASU 2020-06”), which simplified certain of the accounting standards that apply to convertible notes. ASU 2020-06 eliminates the cash conversion and beneficial conversion feature models used to separately account for embedded conversion features as a component of equity and eliminates the ability to use the “treasury stock” method for calculating diluted earnings per share for convertible instruments whose principal amount may be settled using shares. Instead, ASU 2020-06 requires that an entity would account for convertible notes as a liability on the consolidated balance sheet (less unamortized issuance costs), unless the conversion feature requires bifurcation and recognition as a derivative. Additionally, the guidance requires entities to use the “if-converted” method for all convertible instruments in the diluted earnings per share calculation and to include the effect of potential share settlement for instruments that may be settled in cash or shares. ASU 2020-06 became effective for us beginning on January 1, 2022.

In accordance with ASU 2020-06, we expect that the New Convertible Notes, consistent with the accounting for the Existing Convertible Notes, will be reflected as a liability on our consolidated balance sheet, with the initial carrying amount equal to the principal amount of the New Convertible Notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the New Convertible Notes. As a result of this amortization, the interest expense that we expect to recognize for the New Convertible Notes for accounting purposes will be greater than the cash interest payments we will pay on the New Convertible Notes, which will result in lower reported income.

In addition, we expect that the shares of Class A Common Stock underlying the New Convertible Notes will be reflected in our diluted earnings per share using the “if converted” method, in accordance with ASU 2020-06 as is the case with respect to our Existing Convertible Notes. Under that method, diluted earnings per share would generally be calculated assuming that all the New Convertible Notes were converted solely into shares of Class A Common Stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the New Convertible Notes or the Existing Convertible Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the New Convertible Notes or the Existing Convertible Notes, as applicable, as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their New Convertible Notes or Existing Convertible Notes following the satisfaction of the applicable conditions and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the New Convertible Notes, and the description above is preliminary. Accordingly, we may account for the New Convertible Notes in a manner that is significantly different than described above. We cannot be sure whether other changes may be made to the current accounting standards related to the New Convertible Notes or the Existing Convertible Notes, or otherwise, that could have a material effect on our reported financial results.

S-16

Provisions in our organizational documents and certain rules imposed by regulatory authorities, and in the instruments governing the New Convertible Notes to be offered in the Concurrent Offering and the Existing Convertible Notes may delay or prevent our acquisition by a third-party.

Our Bylaws require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Charter or Bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (a) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (c) for which the Court of Chancery does not have subject matter jurisdiction, or (d) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our Bylaws provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. For more information, see “Description of Securities.”

In addition, certain provisions in the indentures governing the New Convertible Notes and the Existing Convertible Notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the New Convertible Notes will require us, except as set forth in the respective indentures governing such notes, to repurchase such notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change. The indentures governing the Existing Convertible Notes contain substantially similar provisions. A takeover of us may trigger the requirement that we repurchase the New Convertible Notes and the Existing Convertible Notes and/or increase the conversion rate of the New Convertible Notes and/or the Existing Convertible Notes, which could make it costlier for a potential acquirer to engage in such takeover.

S-17

Market activities by investors in the Existing Convertible Notes and the New Convertible Notes and the counterparties in connection with the capped call transactions related to the 2.375% Convertible Notes may affect the value of our Class A Common Stock.

We expect that many investors in the Existing Convertible Notes employ, and investors in, and potential purchasers of, the New Convertible Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to such notes. Investors would typically implement such a strategy by selling short the Class A Common Stock underlying their Existing Convertible Notes or New Convertible Notes and dynamically adjusting their short position while continuing to hold such notes. Investors may also implement this type of strategy by entering into swaps on our Class A Common Stock in lieu of or in addition to short selling the Class A Common Stock. This convertible arbitrage strategy could impact the market price of our Class A Common Stock. For example, certain holders of our Existing Convertible Notes that employ such a convertible arbitrage strategy and participate in the 2.375% Convertible Notes Repurchase, the 4.25% Convertible Notes Repurchase or any subsequent repurchase of Existing Convertible Notes may purchase or sell shares of our Class A Common Stock in the open market or enter into or unwind various derivative transactions with respect to our Class A Common Stock to unwind any hedge positions they may have with respect to our Existing Convertible Notes or to hedge or unwind their exposure in connection with these transactions. See “—Repurchases of our 2.375% Convertible Notes and our 4.25% Convertible Notes and any significant future repurchases of our Existing Convertible Notes may affect the value of our Class A Common Stock.”

In connection with the pricing of the 2.375% Convertible Notes, we entered into the July 2025 Capped Calls. We expect that the July 2025 Capped Call Counterparties or their respective affiliates, in connection with establishing their initial hedges of the July 2025 Capped Calls, entered into various derivative transactions with respect to our Class A Common Stock and/or purchased shares of our Class A Common Stock concurrently with and/or shortly after the pricing of the 2.375% Convertible Notes.

The July 2025 Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A Common Stock and/or purchasing or selling our Class A Common Stock or other securities of ours in secondary market transactions prior to the maturity of the 2.375% Convertible Notes (and are likely to do so during the final observation periods relating to the 2.375% Convertible Notes or following any repurchase, redemption or conversion of the 2.375% Convertible Notes to the extent we exercise the relevant termination election under the July 2025 Capped Calls in connection therewith).

We may also terminate or unwind all or a portion of the July 2025 Capped Calls, whether in connection with any repurchases of the 2.375% Convertible Notes or otherwise. We do not intend at the time of the 2.375% Convertible Notes Repurchase to terminate or amend the July 2025 Capped Calls. As such, the July 2025 Capped Calls will remain outstanding at the time of the 2.375% Convertible Notes Repurchase. However, in our discretion, we may in the future undertake to terminate or unwind all or a portion of the July 2025 Capped Calls, whether in proportion to the amount of 2.375% Convertible Notes repurchased by us in the 2.375% Convertible Notes Repurchase, in proportion to the amount of any future repurchases of 2.375% Convertible Notes by us or otherwise.

In connection with any such early termination or amendment of any of the July 2025 Capped Calls, we expect the July 2025 Capped Call Counterparties and/or their respective affiliates to modify or liquidate their related hedge positions by entering into or unwinding various derivatives with respect to our Class A Common Stock and/or buying or selling Class A Common Stock or other securities of ours in secondary market transactions. Any such activities could adversely affect the value of our Class A Common Stock.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the market price of shares of our Class A Common Stock. In addition, we do not make any representation regarding hedging activities by investors in the New Convertible Notes or the Existing Convertible Notes or that the July 2025 Capped Call Counterparties and/or their respective affiliates will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The July 2025 Capped Call Counterparties are financial institutions, and we will be subject to the risk that any or all of them might default under the July 2025 Capped Calls. Our exposure to the credit risk of the July 2025 Capped Call Counterparties will not be secured by any collateral.

If a July 2025 Capped Call Counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the July 2025 Capped Calls with such July 2025 Capped Call Counterparty. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our Class A Common Stock. In addition, upon a default by a July 2025 Capped Call Counterparty, we may suffer more dilution than we currently anticipate with respect to our Class A Common Stock or be obligated to make greater cash payments with respect to the 2.375% Convertible Notes. We can provide no assurances as to the financial stability or viability of the July 2025 Capped Call Counterparties.

We may still incur substantially more debt or take other actions which would intensify the risks discussed above.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to restrictions contained in any future debt instruments, some of which may be secured debt. We are not restricted under the terms of the indentures governing the Existing Convertible Notes, and will not be restricted under the terms of the indenture governing the New Convertible Notes, from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indentures governing such notes that could have the effect of diminishing our ability to make payments on our debt, including the Existing Convertible Notes and the New Convertible Notes, when due.

In addition, although we intend to use the net proceeds from this placement, together with cash on hand, to repurchase up to $200,000,000 principal amount of our 2.375% Convertible Notes, and to use the proceeds from the Additional Registered Direct Offering to purchase up to $50,000,000 principal amount of our 4.25% Convertible Notes, those repurchases will be subject in each case to closing conditions and may not be consummated. Moreover, we may not repurchase our 2.375% Convertible Notes or our 4.25% Convertible Notes in the amounts or on the terms described in this prospectus supplement. If the expected repurchases of our 2.375% Convertible Notes or our 4.25% Convertible Notes are not consummated on the terms described in this prospectus supplement and the prospectus supplement related to the Additional Registered Direct Offering, then the amount of our debt outstanding after the completion of this placement may be higher than anticipated, which would exacerbate the risks described above.

S-18

USE OF PROCEEDS

We estimate that the net proceeds to us from this placement of our Class A Common Stock will be approximately $          million, after deducting our estimated offering expenses. We intend to use the net proceeds from this placement, together with cash on hand, to repurchase up to $200,000,000 principal amount of our outstanding 2.375% Convertible Notes for cash in separate, privately negotiated transactions with a limited number of holders of our 2.375% Convertible Notes for an aggregate repurchase price of approximately $       million, which includes accrued and unpaid interest on the repurchased 2.375% Convertible Notes. This prospectus supplement is not an offer to buy, or a solicitation of any offer to sell, any of our Existing Convertible Notes. The 2.375% Convertible Notes Repurchase and this placement are cross-conditional.

S-19

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock to date. We do not currently intend to pay any dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination relating to dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, prospects, compliance with covenants in our credit agreements and other factors that our Board of Directors may deem relevant.

S-20

PLAN OF DISTRIBUTION

We are offering           shares of our Class A Common Stock in a registered direct offering to purchasers pursuant to this prospectus supplement and the accompanying prospectus at a price of $          per share. The shares of our Class A Common Stock are being offered directly to the purchasers, all of which are participating in the 2.375% Convertible Notes Repurchase.

UBS Securities LLC has agreed to act as the exclusive placement agent (in such capacity, the “placement agent”) and as financial advisor in connection with the offering described in this prospectus supplement subject to the terms and conditions of an engagement letter between us and the placement agent (which we refer to as the “Engagement Letter”). The placement agent is not purchasing or selling any of the shares of Class A Common Stock offered pursuant to this prospectus supplement or the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of Class A Common Stock, but has agreed to use reasonable efforts to arrange for the sale of all of the shares of Class A Common Stock offered pursuant to this prospectus supplement. Therefore, we will enter into one or more share purchase agreements (which we refer to as the “Share Purchase Agreements”) directly with investors in connection with the offering pursuant to this prospectus supplement and the accompanying prospectus, and will only sell to investors who have entered into a Share Purchase Agreement.

We currently anticipate that closing of this placement will take place on or about         , 2026, which will be the                  trading day following the initial trade date for the shares of Class A Common Stock offered hereby (this settlement cycle being referred to as “T+          ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+         , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares of Class A Common Stock purchased. Our obligation to issue and sell shares of Class A Common Stock to the investors is subject to the conditions set forth in the Share Purchase Agreements, which may be waived by us at our discretion. An investor’s obligation to purchase shares of Class A Common Stock is subject to the conditions set forth in the Share Purchase Agreements as well, which may also be waived. There is no requirement that any minimum number or dollar amount of shares of Class A Common Stock be sold in this placement, and there can be no assurance that we will sell all or any of the shares of Class A Common Stock being offered.

We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement will be approximately $          million, which includes legal and accounting fees.

We have agreed to indemnify the placement agent and specified other persons against liabilities relating to or arising out of the agent’s services under the Engagement Letter, to the fullest extent lawful, and contribute to payments that the placement agent may be required to make in respect of such liabilities. We have also agreed to reimburse the placement agent for certain out-of-pocket expenses incurred by the placement agent in connection with this placement.

We intend to have the Class A Common Stock offered hereby approved for listing on Nasdaq under the symbol “ASTS.”

S-21

The placement agent and certain of its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses. The placement agent is acting as an initial purchaser for the Concurrent Offering and will receive customary compensation in connection therewith. An affiliate of the placement agent is a party to the July 2025 Capped Calls.

In addition, in the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend securities and instruments. UBS Securities LLC and ICR Capital LLC are acting as financial advisors to the Company in connection with the 2.375% Convertible Notes Repurchase and the 4.25% Convertible Notes Repurchase. We have agreed to reimburse the advisors for certain out-of-pocket expenses incurred by them in connection with the 2.375% Convertible Notes Repurchase and the 4.25% Convertible Notes Repurchase. UBS Securities LLC is also acting as a joint book-running manager and initial purchaser and ICR Capital LLC is acting as financial advisor to the Company in connection with the Concurrent Offering. UBS Securities LLC is also acting as placement agent and financial advisor and ICR Capital LLC is acting as financial advisor to the Company in connection with the Additional Registered Direct Offering.

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-22

LEGAL MATTERS

The validity of the shares of Class A Common Stock offered hereby will be passed upon for us by Freshfields US LLP. Certain legal matters in connection with this placement will be passed upon for the placement agent by Milbank LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and December 31, 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been so incorporated in reliance of the reports of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.ast-science.com. The information on, or that can be accessed through, our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about specific documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

S-23

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 11, 2025, as amended by Amendment No. 1 on Form 10-Q/A filed with the SEC on September 12, 2025;
●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 10, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 22, 2025, January 27, 2025, January 31, 2025, February 3, 2025, February 7, 2025, March 24, 2025, May 13, 2025, June 9, 2025, June 25, 2025, June 26, 2025, July 1, 2025, July 3, 2025, July 18, 2025, July 24, 2025, July 29, 2025, July 31, 2025, August 7, 2025, September 5, 2025, September 26, 2025, October 7, 2025 and October 7, 2025, October 21, 2025, October 24, 2025, October 29, 2025, October 29, 2025, November 3, 2025, November 21, 2025 and January 16, 2026 (excluding any information furnished in such reports under Item 2.02 or Item 7.01);

●	portions of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024; and

●	the description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this placement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (432) 276-3966, or by sending a written request to AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary.

S-24

PROSPECTUS

AST SPACEMOBILE, INC.

Class A Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

From time to time, in one or more series, we may offer to sell the securities identified above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

Our shares of Class A Common Stock are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASTS.” On September 3, 2024, the closing sale price per share of our Class A Common Stock was $29.41. Our public warrants are listed on Nasdaq under the symbol “ASTSW.” On September 3, 2024, the closing sale price per public warrant was $17.89.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Investing in our securities involves certain risks. See the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

-i-

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“American Tower” refers to ATC TRS II LLC, a Delaware limited liability company.

●	“Antares” refers to Antares Technologies LLC, a Delaware limited liability company.

●	“AST Equityholders” refers to Avellan, Antares, Vodafone, American Tower and Rakuten USA.

●	“AST LLC” refers to AST & Science, LLC, a Delaware limited liability corporation.

●	“AST LLC Common Unit” means a unit of ownership interest in AST LLC, which entitles the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement.

●	“AT&T” refers to AT&T Venture Investments, LLC, a Delaware limited liability company.

●	“Avellan” refers to Abel Avellan.

●	“BB satellites” refers to our BlueBird satellites.

●	“Block 1 BB satellites” refers to our first generation of commercial BB satellites.

●	“Block 2 BB satellites” refers to our next generation of commercial BB satellites.

●	“Board of Directors” refers to our board of directors.

●	“Business Combination” refers to the transactions contemplated by the Equity Purchase Agreement.

●	“Bylaws” refers to our Amended and Restated Bylaws.

●	“Cellular Broadband” refers to cellular communications at 4G LTE/5G speeds.

●	“Charter” refers to our Second Amended and Restated Certificate of Incorporation.

●	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of the Company.

●	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of the Company.

●	“Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share, of the Company.

●	“Class C Share Voting Amount” is to the “Class C Share Voting Amount,” as such term is defined in the Charter, which is a number of votes per share equal to (i) (x) 88.31% of the total voting power of the outstanding voting stock of the Company, minus (y) the total voting power of the outstanding stock of the Company (other than Class C Common Stock) owned or controlled by Avellan and his permitted transferees, divided by (ii) the number of shares of Class C Common Stock then outstanding.

●	“Closing” refers to the completion of the Business Combination.

●	“Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

●	“Equity Purchase Agreement” refers to that certain Equity Purchase Agreement, dated as of December 15, 2020, by and among AST LLC, New Providence Acquisition Corp., New Providence Management LLC, the AST Existing Equityholder Representative and the Existing Equityholders.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

-ii-

●	“Existing Equityholder(s)” refers to the equityholders of AST LLC pursuant to the Prior AST Operating Agreement.

●	“Invesat” refers to Invesat LLC, a Delaware limited liability company.

●	“MNOs” refers to Mobile Network Operators.

●	“Prior AST Operating Agreement” refers to that certain Fourth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“Public Warrants” refers to the warrants sold by the Company as part of the units in its initial public offering and any additional warrants issued pursuant to the Warrant Agreement that trade with the outstanding public warrants.

●	“Rakuten USA” refers to Rakuten Mobile USA Service Inc., a Delaware corporation.

●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“SpaceMobile Service” refers to the mobile broadband network that is expected to provide connectivity to standard, unmodified, off-the-shelf mobile phones or 2G/4G LTE/5G devices from the Company’s satellite network.

●	“Sponsor” refers to New Providence Acquisition Management LLC, a Delaware limited liability company.

●	“Stockholders’ Agreement” refers to that certain Amended and Restated Stockholders’ Agreement, dated as of June 5, 2024, by and among the Company, AST Equityholders and AT&T.

●	“Sunset Date” refers to the Sunset Date described in the Stockholders’ Agreement, which is the earliest to occur of (i) Avellan’s retirement or resignation from the Board of Directors, (ii) the date on which Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the Closing and (iii) Avellan’s death or permanent incapacitation.

●	“Verizon” refers to Verizon Communications Inc., a Delaware corporation.

●	“Verizon Ventures” refers to Verizon Ventures LLC, a Delaware limited liability company.

●	“Vodafone” refers to Vodafone Ventures Limited, a private limited company incorporated under the laws of England and Wales.

●	“Warrant Agreement” refers to that certain Warrant Agreement, dated as of September 13, 2019, between Continental Stock Transfer & Trust Company and the Company.

●	“2G,” “3G” and “5G” each refer to generations of mobile technology.

●	“4G LTE” refers to fourth generation long-term evolution.

Additionally, references in this prospectus to “SpaceMobile,” the “Company,” the “registrant,” “we,” “us” and “our” refer to AST SpaceMobile, Inc. (formerly known as New Providence Acquisition Corp.), and references to our “management” or our “management team” refer to our officers and directors.

-iii-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings in an unlimited amount. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference,” before investing in any of the securities offered.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” “plan,” “predict,” “potential” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies and future financial performance, including our business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash and capital expenditures;

●	expected functionality of the SpaceMobile Service;

●	the timing of the assembly, integration and testing as well as regulatory approvals for the launch of our Block 1 BB satellites;

●	anticipated timing and level of deployment of satellites and anticipated developments in technology included in our satellites;

●	anticipated demand and acceptance of mobile satellite services;

●	anticipated costs necessary to execute our business plan, many of which are preliminary estimates subject to change based upon a variety of factors, including but not limited to our success in deploying and testing our constellation of satellites;

●	anticipated timing of our needs for capital or expected incurrence of future costs;

●	prospective performance and commercial opportunities and competitors;

●	our ability to continue to raise funds to finance our operating expenses, working capital and capital expenditures;

●	commercial partnership acquisition and retention;

●	the negotiation of definitive agreements with MNOs and governmental entities relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our expansion plans and opportunities, including the size of our addressable market;

●	our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

●	changes in applicable laws or regulations;

●	our ability to invest in growth initiatives and enter into new geographic markets;

●	the possibility we may be adversely affected by other economic, business, and/or competitive factors;

●	the outcome of any legal proceedings that may be instituted against us;

●	our ability to deal appropriately with conflicts of interest in the ordinary course of our business; and

●	other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance could be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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RISK FACTORS

Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any risk factors that we may describe in our Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K filed subsequently, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline, and you could lose all or part of your investment. See “Where You Can Find More Information; Incorporation by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

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OUR COMPANY

We are building the first and only global Cellular Broadband network in space to be accessible directly by everyday smartphones (2G/4G-LTE/5G devices) for commercial use, and other applications for government use utilizing our extensive intellectual property (“IP”) and patent portfolio. Our SpaceMobile Service is being designed to provide cost-effective, high-speed Cellular Broadband services to end-users who are out of terrestrial cellular coverage using existing mobile devices. The SpaceMobile Service currently is planned to be provided by a constellation of high-powered, large phased-array satellites in Low Earth Orbit (“LEO”) using low band and middle band spectrum controlled by MNOs. We are headquartered in Texas where we operate 185,000 square feet satellite assembly, integrating and testing facilities. Our IP portfolio is diverse, containing numerous and various innovations of the direct-to-cell satellite ecosystem from space to Earth. Our IP portfolio consists of 36 patent families worldwide. As of June 30, 2024, we had more than 3,400 patent and patent pending claims worldwide, of which approximately 1,240 have been officially granted or allowed.

We intend to work with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. Our vision is that users will not need to subscribe to the SpaceMobile Service directly through us, nor will they need to purchase any new or additional equipment. Instead, users will be able to access the SpaceMobile Service when prompted on their mobile device that they are no longer within range of the land-based facilities of the MNO operator or will be able to purchase a plan directly with their existing mobile provider. We intend to seek to use a revenue-sharing business model for SpaceMobile Service in our agreements with MNOs.

The SpaceMobile Service is expected to be highly attractive to MNOs as it will enable them to improve and differentiate their service offering without significant incremental capital investments. The SpaceMobile Service is expected to enable MNOs to augment and extend their coverage without building towers or other land-based infrastructure, including where it is not cost-justified or is difficult due to geographical challenges. As a result of the incremental coverage created by the planned SpaceMobile Service, we believe that MNOs will have the opportunity to increase subscribers’ average revenue per user.

On April 1, 2019, we launched our first test satellite, BW1, which was used to validate our satellite to cellular architecture and was capable of managing communications delays from LEO and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol.

We launched our BlueWalker 3 (“BW3”) test satellite on September 10, 2022, and announced the completion of the deployment of the communication phased array antenna of the BW3 test satellite in orbit on November 14, 2022. On April 25, 2023, we announced that we had successfully completed two-way voice calls directly to standard unmodified smartphones using the BW3 test satellite. On June 21, 2023, we announced that we had achieved repeated successful 4G download speeds of above 10 megabits per second (“Mbps”) to standard unmodified smartphones using the BW3 test satellite. On September 19, 2023, we announced that we had achieved repeated successful two-way voice calls directly to standard unmodified smartphones using 5G connectivity and successful download speeds of approximately 14 Mbps utilizing 5 megahertz (“Mhz”) of low band spectrum via the BW3 test satellite. Since then, we have achieved successful download speeds above 21 Mbps, spectral efficiency of approximately 3 bits per hertz, and have also successfully completed initial in-orbit and ground testing for non-communication government applications. We intend to continue testing capabilities of the BW3 test satellite, including further testing with cellular service providers and the government.

In July 2024, we completed the final assembly, integration and testing of five of our Block 1 BB satellites. The Block 1 BB satellites are of similar size and weight to the BW3 test satellite, include our own designed array solar panels and battery systems, and are expected to have ten times higher throughput than the BW3 test satellite. The five Block 1 BB satellites are currently at the launch site awaiting an orbital launch targeted for on or after September 12, 2024. The exact timing of orbital launch is subject to change based on a number of factors, including launch readiness of the launch provider, weather conditions, and other factors, many of which are beyond our control.

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The SpaceMobile Service has not been launched and therefore has not yet generated any revenue. Following the launch and deployment of five Block 1 BB satellites, we currently plan to initiate a limited, noncontinuous SpaceMobile Service in targeted geographical areas, including in the United States, and seek to generate revenue from such service. Prior to initiating SpaceMobile Service in each jurisdiction, we will need to obtain regulatory approvals in each jurisdiction where we would provide such service and would need to enter into commercial agreements with MNOs relating to the offering of such service in each jurisdiction. We have received an initial license from the United States Federal Communications Commission (“FCC”) to launch and operate V, S and UHF frequencies to support gateway, feeder link and telemetry, tracking, and control operations for the first five Block 1 BB satellites in the United States. We have entered into a space-based wireless connectivity agreement with AT&T Services, Inc. (“AT&T Services”) to provide SpaceMobile Service to AT&T Services’ end users for use within the continental United States (excluding Alaska) and Hawaii. We also plan to enter into similar commercial agreements with Verizon in the United States. Before we begin providing full commercial SpaceMobile Service in the United States, we will need to obtain additional approvals from the FCC. We are expanding our efforts on ground infrastructure development for commercial readiness and integrating our SpaceMobile Service into the MNOs’ infrastructure to enable us to initiate commercial services.

Beginning in the first quarter of 2024, we have recognized revenue from completion of performance obligations under an agreement with a prime contractor for the U.S. Government and expect to continue to recognize revenue throughout 2024 as and when we complete the remaining performance obligations under the agreement. In 2024, we expect to begin generating revenue from the resale of gateway equipment and associated services to MNOs and other third parties. We believe initiation of limited, noncontinuous SpaceMobile Service, as well as completing the milestones under the agreement with a prime contractor for the U.S. Government, will help to demonstrate the advantages of our satellite-based Cellular Broadband service in the market. These market activities will commence while we continue the development and testing of the next generation of commercial BB satellites.

Our Block 2 BB satellites are expected to derive greater performance through the introduction of our own AST5000 Application Specific Integrated Circuit (“ASIC”) chip, which we believe will enable materially greater throughput capacity of up to 40 MHz per beam to support 120 Mbps peak data rates and up to 10,000 MHz of processing bandwidth per Block 2 BB satellite, require less power and offer a lower overall unit cost. As of the date of this prospectus, we have completed the design and tape-out of our ASIC chip. Until the qualification and assembly of our ASIC chip is complete, we expect to continue to manufacture and launch Block 2 BB satellites that are based on a FPGA (“Field Programmable Gate Arrays”) chip. The Block 2 BB satellites are expected to be approximately 2,400 square feet in size, almost 3.5 times bigger than the Block 1 BB satellites, and will have the largest phased array ever deployed in a LEO for commercial use exceeding the phased array of the BW3 test satellite and the Block 1 BB satellites. We believe the larger aperture array is expected to provide greater spectrum reuse, enhanced signal strength and increased capacity, thereby reducing the necessary number of satellites to achieve service coverage as compared to smaller apertures.

We continue to make progress towards the completion of the design and development of our Block 2 BB satellites. We believe we will benefit from the skills, technological expertise, and manufacturing know-how derived from the assembly and testing of our Block 1 BB satellite in the development and assembly of our Block 2 BB satellites. We are vertically integrated for manufacturing of satellite components and subsystems to reduce our dependency on suppliers, ensure timely supply of satellite components and subsystems to meet our launch timeline, and lower the overall cost of BB satellites. We own or license the IP and control the manufacturing process, either internally or with contract manufacturers, for approximately 95% of the sub-systems planned to be used in our Block 2 BB satellites. We began the design and development of the Block 2 BB satellites prior to the design and development of Block 1 BB satellites. We have secured agreements and placed orders for procurement of components and subsystems required for manufacturing of Block 2 BB satellites. We have commenced manufacturing the components and subsystems for Block 2 BB satellites. We have entered into an agreement with a launch service provider to launch the first Block 2 BB satellite. While the agreement has a preliminary launch window in the first quarter of 2025, the agreement allows us to alter the launch window, at our option and at no additional cost, subject to the launch vehicle provider’s launch schedule availability. The exact timing of the launch has not been determined and is contingent on a number of factors, including satisfactory and timely completion of the design, assembly and testing of the Block 2 BB satellite, regulatory approvals, availability of launch windows by the launch providers, logistics, and other factors, many of which are beyond our control.

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We are developing a phased satellite deployment plan and corresponding commercial launch plan of the SpaceMobile Service based on targeted geographical areas to provide the SpaceMobile Service to the most commercially attractive MNO markets. This prioritization of coverage is designed to minimize the capital required to initiate and operate commercial service that generates cash flows from operating activities sooner. We expect that such a successful commercial service would enable us to attract additional capital to continue to assemble and launch additional BB satellites to expand our capacity and geographic coverage area, although there can be no assurance that such capital would be available on terms acceptable to us, or at all.

We plan to achieve service in the selected, targeted geographical areas with the launch and operation of 25 BB satellites and achieve substantial service in all targeted geographical areas to meet our long term business goals with the launch and operation of approximately 95 BB satellites. We anticipate launching and deploying additional satellites beyond the initial 95 satellites in order to enhance coverage and system capacity in response to incremental market demand. Our current plan is subject to numerous uncertainties, many of which are beyond our control, including timely supply of materials and components, satisfactory and timely completion of design, assembly and testing of the satellites, availability of launch vehicles aligned with our timeline, availability of launch windows by the launch providers, proposed orbits and resulting satellite coverage, launch costs, ability to enter into agreements with MNOs, regulatory approvals, our ability to raise capital, and other factors. We may adopt a strategy for commercial launch of the SpaceMobile Service, including the nature and type of services offered and the geographic areas where we may launch such services, that may differ materially from our current plan.

Our principal executive offices are located at Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, and our telephone number is (432) 276-3966. Our website address is www.ast-science.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. The following summary is not intended to be a complete summary of the rights and preferences of our securities. The full text of the Charter and the Bylaws is included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter and the Bylaws in their entirety for a complete description of the rights and preferences of our securities. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 1,225,000,000 shares, of which 800,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, 125,000,000 shares are shares of Class C Common Stock, par value $0.0001 per share, and 100,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of September 3, 2024, we had approximately 158,039,342 shares of Class A Common Stock, 39,747,447 shares of Class B Common Stock, 78,163,078 shares of Class C Common Stock and approximately 7,152,743 Public Warrants and 4,003,125 private placement warrants to purchase 11,155,868 shares of Class A Common Stock, issued and outstanding. As of such date, there were 27 holders of record of Class A Common Stock, four holders of record of Class B Common Stock, one holder of record of Class C Common Stock and three holders of record of warrants.

Common Stock

Voting

Under our Charter, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, which, as defined in the Stockholders’ Agreement, is the earliest to occur of (i) the retirement or resignation of Avellan from the Board of Directors, (ii) the date on which Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the closing of the initial business combination contemplated by the Equity Purchase Agreement and (iii) Avellan’s death or permanent incapacitation, holders of Class C Common Stock will be entitled to one vote per share.

As of September 3, 2024, Avellan and his permitted transferees control, as a group, approximately 79.8% of the combined voting power of the Common Stock as a result of their ownership of all of the Class C Common Stock. Accordingly, Avellan controls the Company’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of our Board of Directors, the adoption of amendments to its certificate of incorporation and bylaws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Avellan will continue to control the outcome of matters submitted to the stockholders.

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Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by our Board of Directors out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock and Class C Common Stock will not have any right to receive dividends other than stock dividends consisting of shares of Class B Common Stock or Class C Common Stock, as applicable, in each case paid proportionally with respect to each outstanding share of Class B Common Stock or Class C Common Stock.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock and Class C Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Conversion, Transferability and Exchange

Subject to the terms of the A&R Operating Agreement, the members of AST LLC (other than the Company) may from time to time cause AST LLC to redeem any or all of their units of ownership interest in AST LLC that entitle the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement in exchange for, at the Company’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock (the “Existing Equityholder Share Settlement”); provided that the Company’s election to effect such redemption as an Existing Equityholder Cash Out or an Existing Equityholder Share Settlement must be approved by a committee of our Board of Directors comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock. At the Company’s election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by the Company for the redeemed AST LLC Common Units (an “Existing Equityholder Direct Exchange”).

Our Charter provides that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or the Existing Equityholder Direct Exchange (collectively, the “Existing Equityholder Conversion”), then the number of shares of Class B Common Stock held by such holder equal to the number of AST LLC Common Units so redeemed, cashed out or exchanged will automatically be cancelled by the Company for no consideration, and (b) if a holder of Class C Common Stock (i) exercises the Existing Equityholder Cash Out or (ii) exercises the Existing Equityholder Share Settlement or the Existing Equityholder Direct Exchange and subsequently transfers the Class A Common Stock issued in connection with such redemption and exchange to a person or entity other than Avellan and his permitted transferees, then the number of Class C Common Stock held by such holder equal to the number of AST LLC Common Units so redeemed and exchanged then transferred or cashed out will automatically be cancelled by the Company for no consideration. If Avellan and his permitted transferees exercise the Existing Equityholder Conversion, then the voting power of the Class C Common Stock is reduced commensurate with the voting power of the newly issued Class A Common Stock. The voting power of the Class C Common Stock will be further adjusted if Avellan or his permitted transferees transfer Class A Common Stock to a person or entity that is not Avellan or his permitted transferees.

We may not issue Class B Common Stock or Class C Common Stock such that after the issuance of Class B Common Stock or Class C Common Stock the holder of such stock does not hold an identical number of AST LLC Common Units.

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Other Provisions

None of the Class A Common Stock, Class B Common Stock or Class C Common Stock has any preemptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock. Our Board of Directors is authorized, subject to limitations prescribed by Delaware law and our Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board of Directors will also be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, which could have a negative impact on the market price of the Class A Common Stock.

Exclusive Forum

Our Bylaws provide that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or to our stockholders by any of our directors, officers or stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), our Charter or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Bylaws further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of Our Charter and Our Bylaws

The provisions of our Charter and our Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interests, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

Our Charter and our Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and that may have the effect of delaying, deferring or preventing our future takeover or change in control unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. Our Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Charter and our Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by our Board of Directors, the chairman of our Board of Directors, or, until the earlier of (i) the Sunset Date or (ii) the time we are no longer a “controlled company,” by our secretary at the request of holders representing a majority of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.

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Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our Board of Directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Authorized But Unissued Shares. Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to, in the case of the Class A Common Stock, the rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of AST LLC Common Units and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock, coupled with the extraordinary voting right of the Class C Common Stock, could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. Our Charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter provides that to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that we will provide our directors and officers with indemnification and advancement and prepayment of expenses to the fullest extent permitted by law. We have entered into indemnification agreements with each of our executive officers and directors that provide them, in general, with indemnification to the fullest extent provided by law in connection with their service to us or on our behalf.

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Registration Rights Agreements

In connection with New Providence Acquisition Corp.’s initial public offering, we entered into that certain Registration and Stockholder Rights Agreement, dated as of September 13, 2019 (the “2019 Registration Rights Agreement”), by and among the Company, the Sponsor and the other parties thereto (collectively, the “2019 Holders”) pursuant to which we granted the 2019 Holders certain registration rights with respect to, among other things, the private placement warrants and the shares of Class A Common Stock that were issued at the Closing upon conversion of the 2019 Holders’ founder shares. The 2019 Holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the 2019 Holders have certain “piggy-back” registration rights and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

On December 16, 2020, we entered into subscription agreements (the “PIPE Subscription Agreements”) with investors who participated in the Private Investment in Public Equity Investment (such investors, the “PIPE Investors”), pursuant to which we (i) issued an aggregate of 23,000,000 shares of Class A Common Stock to the PIPE Investors at the Closing and (ii) agreed to register such shares.

At the Closing, we entered into the Registration Rights Agreement, dated as of April 6, 2021, by and among the Company, the Sponsor and the Existing Equityholders (collectively, the “Holders,” such agreement, the “2021 Registration Rights Agreement” and, together with the 2019 Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which we granted the Holders certain registration rights with respect to the registrable securities of the Company. Among other things, the 2021 Registration Rights Agreement requires us to register the shares of Class A Common Stock issued in connection with the Business Combination and any shares of Class A Common Stock issued upon the redemption of any AST LLC Common Units. The Holders are entitled to: (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands in any 12-month period) and not more than five times in the aggregate and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50.0 million, and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. We will bear all of the expenses incurred in connection with the filing of any such registration statement.

On January 16, 2024, we entered into a Convertible Security Investment Agreement (the “Investment Agreement”) with AT&T, Google LLC, and Vodafone (together, the “Investors”), pursuant to which the Investors purchased subordinated convertible notes for an aggregate principal amount of $110.0 million (such notes, the “Notes”). On January 22, 2024, in connection with the Investment Agreement, we entered into an Investor and Registration Rights Agreement (the “Investor and Registration Rights Agreement”) with each of the Investors pursuant to which we granted the Investors certain registration rights with respect to their registrable securities of the Company. Among other things, the Investor and Registration Rights Agreement requires us to register the shares of Class A Common Stock issuable upon conversion of the Notes. The Investors will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of three demands) and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50.0 million, and (ii) “piggy-back” registration rights to registration statements filed in the future. We will bear all of the expenses incurred in connection with the filing of any such registration statement.

On May 23, 2024, Verizon Ventures became a party to the Investment Agreement, pursuant to which Verizon Ventures purchased a subordinated convertible note for an aggregate principal amount of $35.0 million (such note, the “Verizon Convertible Note” and such investment, the “Verizon Investment”). The Verizon Convertible Note has the same terms as the Notes except that the Verizon Convertible Note will bear interest only from its date of issuance. In connection with the Verizon Investment, Verizon Ventures executed a joinder to become a party to the Investor and Registration Rights Agreement.

On June 4, 2024, we, the Holders and Antares entered into Amendment No. 1 and Joinder to Registration Rights Agreement (the “Registration Rights Agreement Amendment”), which amends certain terms and conditions of the 2021 Registration Rights Agreement. The Registration Rights Agreement Amendment removes Invesat as a party and adds Antares as a party to the Registration Rights Agreement as well as assigning and designating all of the rights and obligations of Invesat under the 2021 Registration Rights Agreement to Antares. Additionally, the Registration Rights Agreement Amendment streamlines the process for effecting blocker merger transactions as provided under A&R Operating Agreement.

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Transfer Agent and Registrar

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.

For as long as any shares of our Class A Common Stock are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of our Class A Common Stock (including securities exercisable for or convertible into our Class A Common Stock) reflected in the register administered by our transfer agent.

We have listed shares of our Class A Common Stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our stockholders’ register on behalf of our Board of Directors and to act as transfer agent and registrar for our Class A Common Stock. Shares of our Class A Common Stock are traded on Nasdaq in book-entry form.

The warrant agent for the warrants is Continental Stock Transfer & Trust Company.

Listing of Class A Common Stock and Warrants

Our Class A Common Stock and Public Warrants (as discussed below) are listed on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

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United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

Depositary Shares

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares and depositary receipts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future depositary shares or depositary receipts we may offer under this prospectus, we will describe the particular terms of any depositary shares or depositary receipts that we may offer in more detail in the applicable prospectus supplement.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement that describes the terms of the depositary shares and depositary receipts we may offer before the issuance thereof. The following summary is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement applicable to a particular offering of depositary shares or depositary receipts. We urge you to read any applicable prospectus supplement related to the depositary shares or depositary receipts that we sell under this prospectus, as well as the complete deposit agreement. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each deposit agreement relating to depositary shares or depositary receipts offered under this prospectus.

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Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock that each depositary share represents will be set forth in the applicable prospectus supplement. We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company that we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

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Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide. After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged. The exchange or conversion rate per depositary share will be equal to:

●	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

●	plus all money and any other property represented by one depositary share; and

●	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

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The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

●	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

●	each share of preferred stock has been converted into or exchanged for common stock; or

●	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will expressly limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

●	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

●	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

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●	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

Redeemable Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Public Warrants will expire on April 6, 2026, five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may issue additional Public Warrants under the Warrant Agreement. Any warrants issued following the date of this prospectus under the Warrant Agreement shall have the same terms as the Public Warrants, except as may be agreed upon by the Company and set forth in a prospectus supplement to this prospectus.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable, and we will not be obligated to issue shares of Class A Common Stock upon exercise of a Public Warrant unless, if at the time, the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such warrant, and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

We are obligated to file and maintain an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and to use commercially reasonable best efforts to cause such registration statement to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Pursuant to such obligations, on June 10, 2022, we filed a registration statement on Form S-3 that became effective on July 1, 2022 covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants. Notwithstanding the above, if Class A Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

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We may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

●	if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading-day period ending three trading days before we send the notice of redemption to the Public Warrant holders.

We may not exercise our redemption right if the issuance of shares of Class A Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (as defined below) over the exercise price of the Public Warrants, by (y) the fair market value. Solely for the purposes of this calculation, the “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If we select this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that, after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

On August 28, 2024, we called the Public Warrants for redemption. Each Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a cash price of $11.50 per Public Warrant exercised. Public Warrants may only be exercised for cash. Any Public Warrants that remain outstanding at 5:00 p.m. New York City time on September 27, 2024 will be redeemed for a redemption price of $0.01 per Public Warrant.

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If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on the exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value (as defined below) will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value (as defined below). For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, and (ii) “fair market value” means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (iii) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Closing, or (iv) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our Charter with respect to any provision relating to stockholders’ rights, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on the exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer that the holder of the Public Warrants would have received if such holder had exercised its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or so quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Public Warrant holder for the loss of the option value portion of the warrant due to the requirement that the Public Warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model (as defined in the Warrant Agreement) is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants are issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the warrant agent, or by wire transfer to the warrant agent, for the number of warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

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If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants, by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Other Warrants

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement and warrant certificate relating to warrants offered under this prospectus.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants;

●	whether the warrants are to be sold separately or with other securities as part of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and any security included in that unit;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of units consisting of one or more purchase contracts and beneficial interests in our debt or equity securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each purchase contract relating to the purchase or sale of debt or equity securities issued by us under this prospectus.

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Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

Subscription Rights

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which we may enter into in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

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PLAN OF DISTRIBUTION

We may sell, transfer or otherwise dispose of the securities covered by this prospectus in any of the following ways (or in any combination thereof):

●	to or through underwriters or dealers;

●	through agents; or

●	directly to one or more purchasers.

These dispositions may be at fixed prices (which may change), at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

To the extent required by law, a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, as applicable:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.

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We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than Class A Common Stock and Public Warrants, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Regulation M under the Exchange Act during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by McGuireWoods LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and December 31, 2022 and for each of the years in the two-year period ended December 31, 2023 incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance of the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.ast-science.com. The information on, or that can be accessed through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024, and for the quarterly period ended June 30, 2024, filed with the SEC on August 14, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 18, 2024, January 23, 2024, January 29, 2024, May 6, 2024, May 29, 2024, June 4, 2024, June 7, 2024, June 25, 2024, June 25, 2024, July 25, 2024, August 28, 2024 and September 4, 2024 (excluding any information furnished in such reports under Item 2.02 or Item 7.01); and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (432) 276-3966, or by sending a written request to AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary.

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AST SpaceMobile, Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT

Placement Agent and Financial Advisor

UBS Investment Bank

Financial Advisor

ICR Capital LLC

February        , 2026